Exhibit 99.2

LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR BARGAINING EMPLOYEES

(Amended and Restated Generally Effective January 1, 2019)

INTRODUCTION	1
DEFINITIONS	2
EFFECTIVE DATE, ELIGIBILITY, AND PARTICIPATION	20
CONTRIBUTIONS	21
ROTH DEFERRAL CONTRIBUTIONS	35
IN-PLAN ROTH ROLLOVERS	38
WITHDRAWALS	41
TRUST FUND	44
ESOP PROVISIONS	48
PARTICIPANT ACCOUNTS	50
ACCOUNT DISTRIBUTION: TERMINATION; DEATH; TRANSFER	56
LOANS TO PARTICIPANTS	71
PLAN SPONSOR AND NAMED FIDUCIARIES; ALLOCATION OF RESPONSIBILITIES	74
AMENDMENT, TERMINATION, MERGER, AND CONSOLIDATION	77
CLAIMS PROCEDURE	79
MISCELLANEOUS	83

LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR BARGAINING EMPLOYEES
INTRODUCTION
Effective July 1, 1998, the Lockheed Martin Corporation Performance Sharing Plan was renamed the Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees (hereinafter referred to as the “Plan”). Also effective July 1, 1998, the following plans (referred to herein as the “Prior Plans”) were merged into this Plan: the Lockheed Martin Aerospace Savings Plan - Hourly, the Lockheed Martin Tactical Defense Systems Savings Plan - Hourly, the Lockheed Martin Librascope Retirement Savings Plan - Hourly, the Lockheed Martin Electro-Optical Systems 401(k) Matching Contribution Plan - Hourly (which was a component plan of the Lockheed Martin Tactical Systems Master Savings Plan), the Lockheed Martin Tactical Defense Systems Savings and Investment Plan - Hourly (which was a component plan of the Lockheed Martin Tactical Systems Master Savings Plan), and the Lockheed Martin Vought Systems Capital Accumulation Plan - Hourly. Accordingly, as of July 1, 1998, the terms of the 1999 Restated Plan Document (the “1999 Restatement”) applied with respect to all assets and liabilities in existence with respect to the Prior Plans immediately before such date. Correspondingly, except as otherwise provided in this Plan document, as of July 1, 1998, the terms of the Prior Plans, as in effect immediately before such date, ceased to apply with respect to such assets and liabilities.
The terms of this Plan document shall be construed in accordance with the merger of the Prior Plans into the 1999 Restatement. This means that this Plan document shall be construed to comply with all legal requirements applicable to such a merger, such as Code Section 414(l), as reflected in Article XIII(3). This Plan document shall also be construed to comply with all legal requirements applicable to a merged plan.
In addition to satisfying applicable legal requirements, it is also intended more broadly that this Plan document shall be treated as a continuation of the Prior Plans. Accordingly, for example, elections and designations made by Eligible Employees and/or Participants under the Prior Plans shall be effective under this Plan, except to the extent inconsistent with the terms of this Plan or to the extent that the context indicates otherwise. On the other hand, this continuation concept does not apply to preserve the terms of the Prior Plans except to the extent specifically provided for in this Plan document.
The Plan is generally maintained pursuant to collective bargaining agreements between the Employer and collective bargaining agents. Accordingly, subject to certain exceptions, the Plan only covers individuals whom such collective bargaining agreements provide shall be covered by the Plan. The Prior Plans that were merged into this Plan were also collectively bargained plans. (The Prior Plans had previously been part of predecessor plans that had covered salaried employees as well.)
Under the Plan, Eligible Employees are entitled to elect to make (or have made on their behalf) Before-Tax Contributions, Roth Deferral Contributions, and/or After-Tax Contributions up to the limits specified in Article III and the Appendices to the Plan. With respect to certain Eligible Employees, the applicable collective bargaining agreement provides for the Corporation to make

Matching Contributions and/or Nonelective Contributions. The amount of these Corporation contributions and the Eligible Employees to whom they are allocated are described in Article III and the Appendices to the Plan.
The Plan is intended to qualify under Code Section 401(a), to contain a qualified cash or deferred arrangement (as defined in Code Section 401(k)), and to comply with the provisions of ERISA, the Code, and all other applicable federal laws and regulations. For purposes of qualification under the Code, the Plan is intended to be a profit-sharing plan, as that term is used under the Code. However, no contribution under this Plan shall be conditioned on the existence of profits of the Corporation, any Employing Company, the Employer, or any other entity or group of entities. The portion of the Plan that is invested in the Company Stock Fund is also intended to constitute an employee stock ownership plan under section 4975(e)(7) of the Code (the “ESOP”). The ESOP is designed to invest primarily in qualifying employer securities as provided in Code Section 404(k)(6). The provisions of the Plan shall be construed to effectuate the foregoing intentions.
The Plan was amended effective August 24, 2016, to reflect participants’ elections to exchange shares of the Corporation’s common stock held in the Plan for shares in the common stock of Leidos Holdings, Inc. pursuant to a transaction in which Leidos Holdings, Inc. acquired certain of the Corporation’s businesses. The Leidos Stock Fund was added to the Plan for the period beginning August 25, 2016 and ending September 29, 2017, at which time the Leidos Stock Fund terminated. Amounts in the Leidos Stock Fund were reallocated by election of participants, or if no election was made, to the qualified default investment fund applicable to the participant.
The Plan has been amended from time to time to reflect various legally-required, bargaining and design changes. The Plan is amended and restated as follows, effective January 1, 2019 or such other date as set forth in the Plan or required by law. Except as specifically provided herein, the provisions of this instrument are not intended to enlarge the rights of any Employee whose employment with the Corporation terminated prior to January 1, 2019. Except as otherwise expressly stated herein, the rights of any such Employee shall be governed by the provisions of the applicable Plan as in effect at the time of his termination of employment.
Article I.
DEFINITIONS
The following words and phrases, when used in this document with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:
(1) ACCOUNT:
The individual interest of a Participant in the Trust Fund as determined as of each Valuation Date.
(2) AE UNIT:
Eligible Employees in a collective bargaining unit which has adopted an automatic enrollment feature, as set forth in Appendix 2-B.

(3) AE EFFECTIVE DATE
The date the collective bargaining unit adopted the automatic enrollment feature, as set forth in Appendix 2-B.
(4) AE ELIGIBLE EMPLOYEE:
An Employee who is first hired (or re-hired) or transferred into an AE Unit on or after the AE Effective Date for the unit and who becomes eligible for the Plan as a result of such hire, re-hire, or transfer.
(5) AFFIRMATIVE ELECTION:
As the context requires, either (i) an affirmative election not to have any Elective Deferrals made (including an election during the Deemed Election Period (as defined in Article III(7) to opt-out of Default Elective Deferrals or an affirmative election to suspend contributions as set forth in Section (1)(d) of Article III), (ii) an affirmative election (in accordance with Section(1)(a) of Article III) to make Before-Tax or After-Tax Contributions, or (iii) an affirmative election to modify contributions in accordance with Section (1)(d) of Article III. An Affirmative Election must be made in such manner and such time as established by the Plan Administrator for such purpose.
(6) AFTER-TAX CONTRIBUTIONS:
After-tax contributions made to the Plan by a Participant pursuant to an election by the Participant to have a specified percentage of his Base Wages deducted from his pay and contributed to the Plan as After-Tax Contributions on his behalf. All After-Tax Contributions shall be identified and separately accounted for either as Basic After-Tax Contributions or as Supplemental After-Tax Contributions. After-Tax Contributions are intended to constitute employee contributions within the meaning of Code Section 414(h)(1).
(7) ANNUAL ADDITION:
Annual addition as defined in Code Section 415(c)(2). In the event that a contribution is allocated to a Participant’s Account because of an erroneous failure to allocate in a prior Plan Year, such contribution shall be part of the Participant’s Annual Addition for the Plan Year to which it relates, and not for the Plan Year in which it is contributed or allocated.
(8) ANNUITY STARTING DATE:
The first day of the first period for which an amount is paid as an annuity or any other form.
(9) AUTOMATIC CONTRIBUTION ARRANGEMENT:
An arrangement under which, in the absence of an Affirmative Election by a Covered Employee, a certain percentage of compensation will be withheld from the Covered Employee’s Base Wages and contributed to the Plan as a Before-Tax Contribution.

(10) BASE WAGES:
Actual earnings of the Employee as an Eligible Employee, determined separately for each pay period, and without regard to any salary reduction agreement entered into to make Before-Tax Contributions under Article III; including overtime, shift differential, salary continuation payments, commissions and other variable compensation plan payments, lump sum merit payments in lieu of a salary increase, any elective contributions made on behalf of a Participant that are excludable from taxable compensation under Code Section 125 (or elective amounts that are not includable in the gross income of a Participant by reason of Code Section 132(f)(4)), and rate guarantees; but excluding compensation for foreign services that is excludable by the Participant under Code Section 911, field service pay, sickness and accident benefits, discretionary incentive compensation, long-term performance incentive compensation, bonuses, severance pay, compensation in lieu of vacation time, any payments for education allowance, completion bonuses, relocation allowances, overseas or domestic allowances, rental allowances, rental assistance, travel allowances, vacation allowances, mortgage allowances, imputed income, and employer contributions (other than Before-Tax Contributions or contributions under a plan subject to Code Section 125) to this or any other benefit plan. Except as otherwise provided herein, Base Wages of an Employee shall not include any amount except to the extent such amount is paid to the Employee and is includible in the Employee’s income for Federal income tax purposes for the Plan Year in which paid to the Employee. Notwithstanding the foregoing, total Base Wages for any Plan Year shall not include any amount over $200,000 (adjusted in accordance with Code Sections 401(a)(17) and 415(d)). The annual compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for that determination period that begins with or within such calendar year.
Notwithstanding the first sentence of this Section (10), with respect to Participants represented by the Association of Scientists and Professional Engineering Personnel (ASPEP) Local 1194 (Section (2) of Appendix 1) and, effective as of January 1, 2020, Participants represented by the International Union, United Automobile, Aerospace and Agriculture Implement Workers of America (UAW), Local 848 (Section (1) of Appendix 1), Base Wages means actual base earning of the Employee as an Eligible Employee, determined separately for each pay period, and without regard to any salary reduction agreement entered into to make Before Tax Contributions under Article III; including salary continuation payments, lump sum merit payments in lieu of a salary increase, and any elective contributions made on behalf of a Participant that are excludable from taxable compensation under Code Section 125 or elective amounts that are not includible in the gross income of Participant by reason of Code Section 132(f)(4); but excluding overtime, shift differentials, commissions and other variable compensation plan payments, rate guarantees, compensation for foreign services that is excludable by the Participant under Code Section 911, field service pay, sickness and accident benefits, discretionary incentive compensation, long-term performance incentive compensation, bonuses, severance pay, compensation in lieu of vacation time, any payments for education allowance, completion bonuses, relocation allowances, overseas or domestic allowances, rental allowances, rental assistance, travel allowances, vacation allowances, mortgage allowances, imputed income, and employer contributions (other than Before-Tax Contributions or contributions under a plan subject to Code Section 125) to this or any other benefit plan
(11) BASIC AFTER-TAX CONTRIBUTIONS:
After-Tax Contributions elected by a Participant pursuant to Article III(5)(a) (or described in Article I(66)(b)).
(12) BASIC BEFORE-TAX CONTRIBUTIONS:
Before-Tax Contributions elected by a Participant pursuant to Article III(2)(a).
(13) BASIC CONTRIBUTION PERCENTAGE:
The percentage designated in Appendix 1.
(14) BASIC MAKE-UP CONTRIBUTION:
With regard to any Qualified Absence of an Eligible Employee, all Make-Up Contributions up to the total of the Basic Before-Tax Contributions and Basic After-Tax Contributions that would have been made during the first six months of the Qualified Absence, based solely on the Eligible Employee’s Base Wages and contribution election in effect immediately prior to his Qualified Absence.
(15) BEFORE-TAX CONTRIBUTIONS:
Before-tax contributions made under a “cash or deferred arrangement” by the Corporation on a Participant’s behalf pursuant to an election by the Participant under which he agrees to have his Base Wages (and/or, in the case of a Performance Award Employee, his Performance Award, or a COLA Employee, his COLA) reduced by a specified percentage (or by a specific amount in the case of a Performance Award or COLA) and the Corporation agrees to contribute an amount equal to such reduction to the Plan as Before-Tax Contribution. All Before-Tax Contributions shall be identified and separately accounted for either as Basic Before-Tax Contributions or as Supplemental Before-Tax Contributions. Before-Tax Contributions are intended to constitute employer contributions made on an elective basis under a qualified cash or deferred arrangement within the meaning of Code Section 401(k)(2).
(16) BENEFICIARY:
The person or persons designated by the Participant to receive any payment from the Trust Fund after the death of a Participant. A designation of a beneficiary other than the Participant’s Spouse (or a change to a beneficiary other than the Participant’s Spouse) will not be valid unless accompanied by a Spouse’s Consent that complies with Article I(98). Such person or persons shall be designated in a manner prescribed for this purpose by the Plan Administrator and may be changed from time to time in a manner prescribed for this purpose by the Plan Administrator. Any designation or change in designation shall be effective only upon receipt by the Plan Administrator of such designation or change in designation and shall be effective only if received by the Plan Administrator prior to the death of the Participant. In the absence of such a designation, the Beneficiary shall be (a) the Participant’s Spouse or (b) if there is no Spouse surviving the Participant, the Participant’s estate.
With respect to a Prior Plan Participant, if a designation of a beneficiary other than the Participant’s Spouse (or a change to a beneficiary other than the Participant’s Spouse) was in effect and valid as of June 30, 1998 under a Prior Plan, such designation shall be treated as in effect and valid under this Plan as of the Effective Date, subject to change in the manner set forth in the preceding paragraph of this Section (16).
(17) BOARD OF DIRECTORS:
The Board of Directors of the Corporation, or any delegate of such Board.
(18) CODE:
The Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder. A reference to any Section of the Code shall also be deemed to refer to any applicable successor statutory provision.
(19) COST OF LIVING ADJUSTMENT (COLA):
A cost-of-living adjustment (“COLA”) payable to an Employee as an Eligible Employee and as a COLA Employee.
(20) COLA BEFORE-TAX CONTRIBUTIONS:
Before-Tax Contributions made by reason of an election by a COLA Employee to have his COLA reduced by 100% and to have the Corporation agree to contribute an amount equal to such COLA to the Plan as a Before-Tax Contribution.
(21) COLA EMPLOYEE:
An Eligible Employee who is covered by a collective bargaining agreement between the Employer and a collective bargaining agent, which agreement provides that such Employee may elect to have a COLA reduced by 100% and to have the Corporation agree to contribute an amount equal to such COLA to the Plan as a Before-Tax Contribution.
(22) COMPANY STOCK:
The common stock, par value $1.00, of Lockheed Martin Corporation (or any successor entity).
(23) COMPANY STOCK FUND:
The Investment Fund offered under the Plan pursuant to Article IX(1)(a)(ii) that exclusively invests in Company Stock (except for cash or cash equivalent investments determined by the Investment Manager to be required to meet liquidity needs of the Fund).

(24) COMPANY STOCK TRUSTEE:
The trustee or trustees of Plan assets held in the Company Stock Fund, which trustee or trustees may be the same as or different from the trustee or trustees of other Plan assets, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such trustees.
(25) COMPENSATION:
Compensation for a Plan Year shall mean compensation as defined in Treasury Regulation §1.415(c)-2(d)(4) (or any applicable successor provision) (including amounts paid or reimbursed by the employer for moving expenses incurred by the employee, but only to the extent that such amounts are described in Treasury Regulation §1.415(c)-2(d)(4) (or any applicable successor provision)); provided that Compensation shall also include amounts described in Code Section 415(c)(3)(D) and elective amounts that are not includable in the gross income of a Participant by reason of Code Section 132(f)(4); provided further that for purposes of determining who is a Key Employee, Compensation shall be determined under Code Section 416(i).
Notwithstanding the foregoing, payments made to a Participant by the later of (i) 2 ½ months after the Participant’s severance from employment, or (ii) the end of the limitation year that includes the date of the Participant’s severance from employment, are included in Compensation for the limitation year if, absent the severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with an Employing Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.
(26) CORPORATION:
Lockheed Martin Corporation (or any successor entity). Except to the extent that the context indicates otherwise, references to acts by the Corporation shall be deemed to include acts by the Corporation on behalf of the Employing Companies.
(27) CORPORATION MATCHING CONTRIBUTIONS:
Contributions made by the Corporation to provide Matching Contributions. Such contributions may be made in whole or in part in cash, Shares (including treasury Shares or authorized but unissued Shares), or any other property permitted by law and acceptable to the Trustee.
(28) CORPORATION NONELECTIVE CONTRIBUTIONS:
Contributions made by the Corporation to provide Nonelective Contributions. Such contributions may be made in whole or in part in cash, Shares (including treasury shares or authorized but unissued shares), or any other property permitted by law and acceptable to the Trustee.
(29) COVERED EMPLOYEE:

An AE Eligible Employee who does not have an Affirmative Election in effect regarding Elective Deferrals. Notwithstanding the foregoing, an AE Eligible Employee shall also not be a Covered Employee for any period after he ceases to have Default Elective Deferrals made on his behalf.
(30) DEFAULT ELECTIVE DEFERRALS:
The Before-Tax Contributions contributed to the Plan under the EACA on behalf of Covered Employees who do not have an Affirmative Election in effect regarding Elective Deferrals.
(31) DEFAULT PERCENTAGE:
The percentage of a Covered Employee’s Base Wages contributed to the Plan as a Default Elective Deferral as set forth in Article III(7) hereof.
(32) DEFINED CONTRIBUTION PLAN:
Defined contribution plan as defined in Code Section 415(k).
(33) DEFINED BENEFIT PLAN:
Defined benefit plan as defined in Code Section 415(k).
(34) DIRECT ROLLOVER:
A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(35) DISTRIBUTEE:
This term includes an Employee or former Employee with respect to an Eligible Rollover Distribution. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with respect to the interest of the spouse or former spouse in an Eligible Rollover Distribution.
(36) DISTRIBUTION:
Any payment by the Plan to or on behalf of a Participant or Beneficiary, including a withdrawal by such Participant or Beneficiary.
(37) EFFECTIVE DATE:
January 1, 2019.
(38) ELECTIVE DEFERRAL:
Elective deferral as defined in Code Section 402(g)(3).
(39) ELECTIVE TRANSFER:

Elective transfer described in Treasury Regulation §1.411(d)-4, Q/A-3(b) (or any applicable successor provision).
(40) ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT (EACA):
An automatic contribution arrangement that satisfied the uniformity requirement in Article III(7)(b) and the notice requirement in Article III(7)(c).
(41) ELIGIBLE EMPLOYEE:
An Employee who is eligible to participate in the Plan under Article II(2).
(42) ELIGIBLE RETIREMENT PLAN:
An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Eligible Rollover Distribution of the Distributee. However, in the case of an Eligible Rollover Distribution to a non-Spouse Beneficiary, only an inherited individual retirement account or individual retirement annuity shall be an Eligible Retirement Plan.
For purposes of the direct rollover provisions in Article X(7)(d) of the plan, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.
(43) ELIGIBLE ROLLOVER DISTRIBUTION:
Any distribution of all or a portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more, or any distribution to the extent that such distribution is required under Code Section 401(a)(9). An Eligible Rollover Distribution described in Code Section 402(c)(4), which the participant can elect to rollover to another plan pursuant to Code Section 401(a)(31), excludes hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV), which are attributable to the participant’s elective contributions under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).
For purposes of the direct rollover provisions in Article X(7)(d) of the Plan, any amount that is distributed on account of hardship shall not be eligible for rollover distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

For purposes of the direct rollover provisions in Article X(7)(d) of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible
(44) EMPLOYEE:
An employee of the Employer who is covered by a collective bargaining agreement between the Employer and a collective bargaining agent listed in Appendix 2 and who is contemporaneously treated as an employee of the Employer, but only to the extent that such collective bargaining agreement provides that the employee shall be eligible to participate in the Plan.
(45) EMPLOYER:
An Employing Company and those employers required to be aggregated with any Employing Company under Sections 414(b), (c), (m), or (o) of the Code, provided that for purposes of Article III(6), the modifications prescribed by Code Section 415(h) shall apply.
(46) EMPLOYING COMPANY:
(a) The Corporation;
(b) A member (or functional unit of a member) of a controlled group of corporations, within the meaning of Code Section 414(b), of which the Corporation is a member and that employs any Employee; or
(c) An entity (or functional unit of an entity) under common control, within the meaning of Code Section 414(c), with the Corporation and that employs any Employee.
(47) EMPLOYMENT COMMENCEMENT DATE:
The date on which an employee first performs an Hour of Service.
(48) ERISA:
The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder. A reference to any Section of ERISA shall also be deemed to refer to any applicable successor statutory provision.
(49) EXCESS AGGREGATE CONTRIBUTIONS:
Excess aggregate contributions as defined in Code Section 401(m)(6).
(50) EXCESS CONTRIBUTIONS:

Excess contributions as defined in Code Section 401(k)(8).
(51) EXCESS DEFERRAL AMOUNT:
With respect to a Participant, the lesser of (a) the amount by which a Participant’s Elective Deferrals exceed the limit in effect under Code Section 402(g) for a calendar year, or (b) the amount of the Participant’s Before-Tax Contributions for the calendar year.
(52) HIGHLY COMPENSATED EMPLOYEE:
An employee who (A) was a 5-percent owner (as defined in section 416(i)(1) of the Code) of the Employer at any time during the Plan Year or the preceding Plan Year, or (B) for the preceding Plan Year had compensation from the Employer in excess of $80,000 (as adjusted for inflation pursuant to Code Section 414(q)(1)) and was in the Top-Paid Group of Employees for such preceding Plan Year. An Employee is in the Top-Paid Group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation paid during such year (excluding any Employees described in Code Section 414(q)(5). For purposes of this subsection, the term compensation means compensation within the meaning of section 415(c)(3) of the Code. The Corporation is authorized to make any elections permitted under Code Section 414(q), and to modify any election previously made. Except to the extent prohibited by law, the election made with respect to any Plan Year need not be made with respect to any subsequent Plan Year. An election may be made by any written document evidencing the Corporation’s intent to make such election and, with respect to a Plan Year, may be made at any time at which it is being determined whether the Plan satisfies the requirements of Code Section 401(a)(4), 401(k)(3), 401(m)(2), or 410(b) or any other applicable requirements that require identification of Highly Compensated Employees.
(53) HOUR OF SERVICE:
Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the Employer.
(54) HOUR WORKED:
Each hour for which an Employee is paid or entitled to payment by the Employer as an Employee for the performance of duties for the Employer.
(55) INDEPENDENT FIDUCIARY:
If any, the “named fiduciary” appointed by LMIMC as the independent fiduciary with respect to the Company Stock Fund.
(56) INVESTMENT CONTRIBUTIONS:
Matching, Before-Tax, After-Tax, Make-Up, Nonelective, and Rollover Contributions, QNECs, and Transferred Amounts made by or on behalf of a Participant.
(57) INVESTMENT FUNDS:

The separate funds in which assets of the Trust may be invested under the applicable provisions of this Plan, including Article VI.
(58) INVESTMENT MANAGER:
Investment manager as defined in Section 3(38) of ERISA.
(59) LMIMC:
Lockheed Martin Investment Management Company.
(60) LOCKHEED MARTIN AEROSPACE PARTICIPANT:
An individual who would be a Prior Plan Participant if Section (84) were revised so that “the Lockheed Martin Aerospace Savings Plan - Hourly” were substituted for “a Prior Plan” each place it appears.
(61) LOCKHEED MARTIN TACTICAL DEFENSE SYSTEMS PARTICIPANT:
An individual who would be a Prior Plan Participant if Section (84) were revised so that “the Lockheed Martin Tactical Defense Systems Savings Plan - Hourly” were substituted for “a Prior Plan” each place it appears.
(62) LOCKHEED MARTIN TACTICAL DEFENSE SYSTEMS SIP PARTICIPANT:
An individual who would be a Prior Plan Participant if Section (84) were revised so that “the Lockheed Martin Tactical Defense Systems Savings and Investment Plan - Hourly” were substituted for “a Prior Plan” each place it appears.
(63) LOCKHEED MARTIN ELECTRO-OPTICAL SYSTEMS PARTICIPANT:
An individual who would be a Prior Plan Participant if Section (84) were revised so that “the Lockheed Martin Electro-Optical Systems 401(k) Matching Contribution Plan - Hourly” were substituted for “a Prior Plan” each place it appears.
(64) LOCKHEED MARTIN LIBRASCOPE PARTICIPANT:
An Individual who would be a Prior Plan Participant if Section (84) were revised so that “the Lockheed Martin Librascope Retirement Savings Plan - Hourly” were substituted for “a Prior Plan” each place it appears.
(65) LOCKHEED MARTIN VOUGHT SYSTEMS PARTICIPANT:
An individual who would be a Prior Plan Participant if Section (84) were revised so that “the Lockheed Martin Vought Systems Capital Accumulation Plan - Hourly” were substituted for “a Prior Plan” each place it appears.
(66) MAKE-UP CONTRIBUTIONS:

A contribution described in Article III(6). Except to the extent otherwise provided in this Plan or to the extent that the context indicates otherwise, (a) Make-Up Contributions shall be treated as After-Tax Contributions, (b) Basic Make-Up Contributions shall be treated as Basic After-Tax Contributions, and (c) Make-Up Contributions that are not Basic Make-Up Contributions shall be treated as Supplemental After-Tax Contributions.
(67) MATCHING CONTRIBUTIONS:
Allocations pursuant to Article III(4).
(68) MATCHING PERCENTAGE:
The percentage designated in Appendix 1.
(69) MATERNITY OR PATERNITY ABSENCE:
Any period up to two years in which an employee of the Employer is absent from work by reason of such employee’s pregnancy, the birth of such employee’s child, or the placement of a child with such employee in connection with adoption by such employee, or for purposes of caring for such a child for a period immediately following such birth or placement. An absence shall not be treated as a Maternity or Paternity Absence unless the employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence is for the permitted reasons and the length of such absence.
(70) NAMED FIDUCIARY:
Named fiduciary as defined in Section 402(a)(2) of ERISA.
(71) NONELECTIVE AMOUNT:
The amount designated as such in Appendix 1.
(72) NONELECTIVE CONTRIBUTION:
Allocations pursuant to Article III(10).
(73) NORMAL RETIREMENT AGE:
Age 65.
(74) PARTICIPANT:
An Employee (or employee or former employee of the Employer or a predecessor employer) (a) with respect to whom an amount has been credited to his Account, and (b) who continues to have rights or contingent rights to benefits under this Plan.
(75) PERFORMANCE AWARD:

A performance award payable to an Employee as an Eligible Employee and as a Performance Award Employee.
(76) PERFORMANCE AWARD BEFORE-TAX CONTRIBUTIONS:
Before-Tax Contributions made by reason of an election by a Performance Award Employee to have his Performance Award reduced by a specified amount and to have the Corporation agree to contribute an amount equal to such reduction to the Plan as a Before-Tax Contribution.
(77) PERFORMANCE AWARD EMPLOYEE:
An Eligible Employee who is covered by a collective bargaining agreement between the Employer and a collective bargaining agent, which agreement provides that such Employee may elect to have a performance award reduced by a specified amount and to have the Corporation agree to contribute an amount equal to such reduction to the Plan as a Before-Tax Contribution.
(78) PERIOD OF SEVERANCE:
A period of time commencing with an employee’s Severance Date and ending with the date on which he is next credited with an Hour of Service; provided, however, that a Period of Severance shall not include (a) any period explicitly included in the definition of Service, or (b) any period that is a Maternity or Paternity Absence.
(79) PLAN:
The Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees, the terms of which are set forth herein.
(80) PLAN ADMINISTRATOR:
The Corporation.
(81) PLAN SPONSOR:
The Corporation.
(82) PLAN YEAR:
The twelve-month period beginning each January 1 and ending on the next following December 31.
(83) PRIOR PLAN:
The following shall each be treated as a Prior Plan: the Lockheed Martin Aerospace Savings Plan - Hourly, the Lockheed Martin Tactical Defense Systems Savings Plan - Hourly, the Lockheed Martin Librascope Retirement Savings Plan - Hourly, the Lockheed Martin Electro-Optical Systems 401(k) Matching Contribution Plan - Hourly (which was a component plan of the Lockheed Martin Tactical Systems Master Savings Plan), the Lockheed Martin Tactical Defense

Systems Savings and Investment Plan - Hourly (which was a component plan of the Lockheed Martin Tactical Systems Master Savings Plan), and the Lockheed Martin Vought Systems Capital Accumulation Plan - Hourly. Any reference in this Plan to a Prior Plan, either by use of such term or by use of the name set forth in the preceding sentence, shall be a reference to such Prior Plan as in effect as of June 30, 1998, except to the extent otherwise provided in this Plan or to the extent that the context clearly indicates otherwise.
(84) PRIOR PLAN PARTICIPANT:
An Employee (or employee or former employee of the Employer or a predecessor employer) (a) with respect to whom an amount had been credited to his account under a Prior Plan, and (b) who continued to have rights or contingent rights to benefits under a Prior Plan as of June 30, 1998.
(85) QNEC:
Qualified nonelective contribution as defined in Treasury Regulation § 1.401(k)-6 (or any applicable successor provision).
(86) QUALIFIED ABSENCE:
With respect to an Employee, a continuous absence from active employment with the Employer (a) that is more than two weeks, (b) for which the Employee receives no pay from the Employer, and (c) that occurs for any reason for which an Employee is granted service credit under any defined benefit plan of an Employing Company in which the Employee participates.
(87) QUALIFIED MILITARY SERVICE:
Qualified military service as defined in Code Section 414(u)(5).
(88) QUALIFIED RETIREMENT PLAN LOAN:
Any loan from this Plan or any other retirement plan of the Employer that is made to a participant or beneficiary thereunder and that is subject to Code Section 72(p).
(89) REEMPLOYMENT COMMENCEMENT DATE:
The first date following a Period of Severance on which an employee performs an Hour of Service.
(90) ROLLOVER ACCOUNT:
The portion of an Account reflecting Rollover Contributions made by a Participant as provided in Article III(8) and as adjusted each Valuation Date.
(91) ROLLOVER CONTRIBUTION:

A transfer described in Code Section 402(c)(1) or 403(a)(4)(A), a payment described in Code Section 401(a)(31) or 408(d)(3)(A)(ii), or an Elective Transfer. Rollover Contribution may include a direct rollover of an eligible rollover distribution or a participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code (including for a direct rollover of after-tax contributions), an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions, or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state of political subdivision of a state.
(92) SERVICE:
All periods of time from a person’s Employment Commencement Date (or from a subsequent Reemployment Commencement Date) until the later of such person’s next Severance Date or the end of the period specified in subsection (a) or (b) below, if applicable, computed in accordance with the provisions of subsections (c) and (d) below.
(a) If an employee of the Employer quits, is discharged, or retires, and then performs an Hour of Service within twelve (12) months after his Severance Date, the Period of Severance shall be included in Service. Notwithstanding the foregoing, if an employee of the Employer quits, is discharged, or retires during an absence (with or without pay) of twelve (12) months or less for any reason other than quitting, discharge, retirement, or death, the Period of Severance shall be included in Service only if he performs an Hour of Service within twelve (12) months after the date he was first absent.
(b) To the extent required by law, Service shall not be considered interrupted by, and/or shall include, Qualified Military Service and/or leaves of absence.
(c) In the case of an employee of the Employer who incurs a Period of Severance, and who immediately before such Period of Severance has not met the requirements for a vested benefit, and who again becomes an employee of the Employer, Service shall not include any Service before such Period of Severance if the length of the Period of Severance equals or exceeds the greater of (i) five (5) years, or (ii) the length of the employee’s Service before the Period of Severance.
(d) Non-successive periods of Service and less than whole month periods of Service shall be aggregated on the basis that 30 days of Service equals one whole month of Service.
(e) Notwithstanding anything herein to the contrary, an Employee shall be credited with Service based on service with a predecessor employer to the extent required by law; the definition of “Service” and of related terms shall be interpreted accordingly.
(93) SEVERANCE DATE:
The earlier of:
(a) The date on which an employee has a termination of employment with respect to the Employer by reason of a discharge, quit, retirement, or death, provided that the determination as to whether an employee has a termination of employment shall be made under the rules applicable for purposes of Code Section 401(a), or
(b) The date 12 months after the date on which an employee of the Employer first becomes absent from the service of the Employer (with or without pay) for any other reason.
(94) SHARES:
Shares of Company Stock.
(95) SPOUSE:
The person to whom the Participant is lawfully married under applicable law on the date of the Participant’s death, except that (a) for purposes of all Plan provisions related to Pre-Retirement Survivor Annuities, an individual shall only be a Spouse if such individual was lawfully married to the Participant throughout the one-year period ending on the date of the Participant’s death, and (b) for purposes of Article X(3)(c) and all Plan provisions related to Joint and Survivor Annuities, an individual shall only be a Spouse if such individual was lawfully married to the Participant as of the Annuity Starting Date. For purposes of clarification, the term lawfully married or Spouse will include a marriage between same-sex individuals that is validly entered into in a state whose laws authorize the marriage of two individuals of the same sex, even if the individuals are domiciled in a state that does not recognize the validity of same-sex marriages. However, the term lawfully married or Spouse does not include individuals (whether part of an opposite-sex or same-sex couple) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state.
A former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order (within the meaning of Code Section 414(p)). If, pursuant to the preceding sentence, more than one individual is treated as a Spouse of a Participant, the total amount to be paid in the form of a Pre-Retirement Survivor Annuity, in the form of the survivor portion of a Joint and Survivor Annuity, or in any other form shall not exceed the amount that would be paid if there were only one Spouse, determined in accordance with Code Sections 401(a)(13) and 414(p).
(96) SPOUSE’S CONSENT:
A Spouse’s consent to the Participant’s designation of a Beneficiary other than the Spouse that meets the requirements of this paragraph. Such consent will be valid only if (i) it is in writing on a form prescribed therefor by the Plan Administrator, (ii) the Spouse’s consent acknowledges the effect of the selection of another Beneficiary, and (iii) the Spouse’s signature is witnessed by a Plan representative or a notary public and is acknowledged in writing by such witness on a form prescribed therefor by the Plan Administrator. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because:
(a) there is no Spouse;

(b) the Spouse cannot be located; or
(c) of other circumstances that may be prescribed by Treasury Regulations;
the Participant’s Beneficiary designation will be considered valid. Any consent under this provision will be valid only with respect to the Spouse who signs the consent and only with respect to the Beneficiary designated in that consent. A Spouse’s Consent may be revoked at any time and upon revocation the alternate Beneficiary designation shall become invalid. If the existence of a Spouse is uncertain or if the validity of Spousal consent is unclear, the Plan Administrator shall withhold payment of death benefits until such determination is made. The Plan Administrator in its sole and absolute discretion may refuse to recognize a Spousal consent if it believes for any reason that the consent is invalid.
(97) SUPPLEMENTAL AFTER-TAX CONTRIBUTIONS:
After-Tax Contributions elected by a Participant pursuant to Article III(5)(b) (or described in Article I(66)(c)).
(98) SUPPLEMENTAL AFTER-TAX PERCENTAGE:
The percentage designated in Appendix 1.
(99) SUPPLEMENTAL BEFORE-TAX CONTRIBUTIONS:
Before-Tax Contributions elected by a Participant pursuant to Article III(2)(b) or Article III(2A).
(100) SUPPLEMENTAL BEFORE-TAX PERCENTAGE:
The percentage designated in Appendix 1.
(101) SUSPENSION EVENT:
With respect to any Employee, an event with respect to the Plan that, under the terms of the Plan, as in effect as of June 30, 1998, caused a suspension of some or all of the Employee’s contribution rights, provided that an event shall only constitute a Suspension Event with respect to the type or types of contribution rights that would be suspended by reason of such event.
(102) SUSPENSION PERIOD:
With respect to any Employee, the period during which the Employee’s contribution rights are suspended by reason of the applicable Suspension Event under the terms of the Plan, as in effect as of June 30, 1998.
(103) TERMINATION OF EMPLOYMENT:
Termination of employment from the Employer, subject to the following provisions:

(a) With respect to Before-Tax Contributions (and the earnings and losses attributable thereto) and QNECs (and the earnings and losses attributable thereto), the term “Termination of Employment” shall mean:
(i) a severance from employment with the Employer within the meaning of Code Section 401(k)(2)(B)(i)(I),
(ii) provided that an event described in Code Section 401(k)(10)(A), taking into account Code Section 401(k)(10)(B), shall be treated as a severance from employment with the Employer for this purpose.
Notwithstanding the foregoing, a Participant’s change in status from an Employee to a Leased Employee shall not be treated as a severance from employment for purposes of Section (103)(a)(i) above.
(b) An event shall not be treated as a Termination of Employment with respect to that portion of a Participant’s Account that, in connection with such event, is transferred from the Plan to another plan, which other plan is qualified under Code Section 401(a) or 403(a) and is maintained by the employer by which the Participant becomes employed in connection with the event. For purposes of this subsection (b), a transfer shall not include an Elective Transfer, but shall include a merger or consolidation of any part of this Plan with a plan described in the preceding sentence.
(104) TRANSFERRED AMOUNTS:
Amounts transferred to the Trustee pursuant to Article III(13).
(105) TRUST:
The trust or trusts established to hold all Plan assets, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such trusts.
(106) TRUST AGREEMENT:
The agreement (or agreements) pursuant to which the Trust Fund is held, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such agreements.
(107) TRUST FUND:
A term used to refer to assets held in the Trust under the Plan.
(108) TRUSTEE:
The trustee or trustees (including the Company Stock Trustee) of all Plan assets, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such trustees.

(109) UNIT or UNIT VALUE:
The method by which the value of a Participant’s Account is measured, as described in Article IX(5).
(110) VALUATION DATE:
The close of business on the first business day that coincides with or next follows the day on which a transaction is processed. For purposes of this Section (110), a business day is a day on which the New York Stock Exchange is open for business.
Article II.
EFFECTIVE DATE, ELIGIBILITY, AND PARTICIPATION
(1) EFFECTIVE DATE:
The Plan, as amended and restated herein, is effective as of January 1, 2019, or such other date as indicated herein.
(2) ELIGIBILITY AND PARTICIPATION:
(a) Each Employee who was eligible to participate in the Plan immediately before the Effective Date shall be an Eligible Employee as of the Effective Date.
(b) An individual who does not qualify under subsection (a) shall be eligible to participate in the Plan with respect to the first payroll period that ends within an administratively reasonable period after the latest of (i) the Effective Date, (ii) the date he becomes an Employee (or becomes an Employee again in the case of a former Employee), or (iii) completion of six months of Service. Notwithstanding the foregoing, an Employee hired into a bargaining unit listed on Appendix 2-A of the Plan will be eligible to participate in the Plan without regard to the requirement for completion of six months of Service as set forth in sub-part (iii) of the preceding sentence.
(c) Participation in this Plan is voluntary. Any Eligible Employee may become a Participant as of the date specified in Article III(1)(b) (or in other provisions of Article III or IV) by properly following the enrollment procedures established by the Plan Administrator, which shall include an agreement under which he elects Before-Tax Contributions, Roth Deferral Contributions, After-Tax Contributions, or all three, in accordance with Articles III and IV. Effective as of the AE Effective Date set forth in Appendix 2-B for an AE Unit, an AE Eligible Employee may also become a Participant in accordance with a “Deemed Enrollment Election” as set forth in Article III(7).
(d) A former Employee who previously met the requirements of subsection (a) or (b) and again becomes an Employee shall be eligible to participate in the Plan upon notification of the Employee’s re-employment to the Plan’s recordkeeper and may participate in accordance with Article III. Otherwise, a former Employee will become eligible to participate in this Plan as provided in subsection (b).

(e) Any Employee (or, for purposes of Article III(13), other individual described in Article III(13)) shall be eligible to participate in the Plan with respect to making a Rollover Contribution or having a Transferred Amount credited to his Account, provided that the determination of whether an Employee is an Eligible Employee shall be made without regard to this subsection (e).
(f) Notwithstanding anything herein to the contrary, an individual shall cease to be eligible to participate under the Plan as of the date that he ceases to be an Eligible Employee. See Article X(2) with respect to the treatment of an individual who ceases to be an Eligible Employee but remains employed by the Employer.
Article III.
CONTRIBUTIONS
(1) CONTRIBUTION ELECTIONS:
(a) As required by Article II(2)(c) (except as set forth in below), an Eligible Employee must enter into an agreement in a form acceptable to the Plan Administrator under which he elects Before-Tax Contributions (see Section (2)), Roth Deferral Contributions (see Article IV), After-Tax Contributions (see Section (5)), or both, in order to have such contributions credited to his Account. Subject to the limitations of Sections (2) and (5) of this Article III and Article IV, the Eligible Employee’s contribution election must specify the percentages of the Eligible Employee’s Base Wages to be contributed to the Trust Fund as Before-Tax Contributions, Roth Deferral Contributions and/or After-Tax Contributions. The elected percentages must be in multiples of 1% of Base Wages. An Eligible Employee may elect Supplemental Before-Tax Contributions or Supplemental After-Tax Contributions only if the Basic Before-Tax Contributions and/or Basic After-Tax Contributions that will be made by him, or on his behalf, are at the maximum level permitted under Sections (2)(a) and (5)(a) of this Article. An AE Eligible Employee who does not make an affirmative election to participate as set forth above and has not made an Affirmative Election to opt-out of participation in accordance with Article III(7) below shall be deemed to have elected to participate in the Plan in accordance with Article III(7) below.
(b) An Eligible Employee’s contribution election shall become effective as follows:
(i) If an Employee is an Eligible Employee immediately before and as of the Effective Date, a contribution election in effect immediately before the Effective Date shall remain in effect until such time as it is changed or suspended in accordance with the terms of this Plan.
(ii) The contribution election of an Eligible Employee who:
(A) has suspended contributions either voluntarily or as a result of a suspension described in Article VI(1)(a)(iii); or
(B) meets the eligibility requirements of Article II (other than an Eligible Employee described in subparagraph (i) above);

shall be effective within an administratively reasonable time after such election is received by the Plan Administrator, provided the election is submitted in accordance with the Plan Administrator’s procedures, and provided further, to the extent that a suspension described in Section (11) or Article VI(1)(a)(iii) is applicable to a contribution election, the effective date of such election shall not be before the expiration of the Suspension Period or, in the case of a suspension described in Article VI(1)(a)(iii), the expiration of the six-month period described therein.
(c) Subject to the limitations set forth in this Article III, an Eligible Employee’s contribution election shall remain in effect until the Eligible Employee changes or suspends the election as provided in subsection (d) of this Section (1). If an individual ceases to be an Eligible Employee, his contribution election will be terminated, and no further Before-Tax, Roth Deferral Contributions and After-Tax Contributions will be made to the Plan unless and until he again becomes an Eligible Employee and a new agreement becomes effective. In the event of an adjustment in Base Wages, the dollar amount of contributions shall thereafter be automatically adjusted in accordance with the percentages set forth in the contribution election which is in effect at the time the adjustment in Base Wages is made.
(d) An Eligible Employee may suspend or change the level of either category of Before-Tax, Roth Deferral or After-Tax Contributions effective within an administratively reasonable time after the Plan Administrator receives notice, in accordance with the procedures established by the Plan Administrator, of such suspension or change, including via an Eligible Employee setting his or her contributions to increase automatically each year on the date of his or her choice. A contribution election, as so modified, shall thereafter remain in effect as provided in subsection (c).
(e) Any Before-Tax Contributions, Roth Deferral Contributions and After-Tax Contributions made pursuant to an Eligible Employee’s contribution election shall be paid into the Trust Fund for investment according to the investment options selected by the Eligible Employee. Before-Tax Contributions made in accordance with a Deemed Enrollment Election shall be paid into the Trust Fund for investment in accordance with Section (7) and Article IX(2)(e).
(f) (i) Notwithstanding anything herein to the contrary, the effective date of a contribution election (under subsection (b)) or a contribution modification election (under subsection (d)) shall be delayed for any reasons that are appropriate in the sole and absolute discretion of the Plan Administrator, taking into account its duties under ERISA. Such a reason could include, for example, a technological malfunction affecting the implementation of contribution elections and/or contribution modification elections.
(ii) In the case of a delay pursuant to this subsection (f), the effective date of an affected contribution election or contribution modification election shall be within an administratively reasonable time after the first date on which the reason for the delay no longer applies. In addition, the following rules shall apply to an affected contribution election and to an affected contribution modification election that would have increased the Before-Tax Contributions, Roth Deferral Contributions and/or After-Tax Contributions made by or on behalf of an Eligible Employee (other than an affected contribution modification election that would have decreased the Before-Tax Contributions, Roth Deferral Contributions or After-Tax Contributions made by or on behalf of an Eligible Employee). In such cases, the Before-Tax Contributions, Roth Deferral Contributions and/or After-Tax Contributions that would have been made during the period of delay shall be made within an administratively reasonable time after the first date on which the reason for the delay no longer applies. The Before-Tax Contributions, Roth Deferral Contributions and/or After-Tax Contributions that are made pursuant to the preceding sentence shall be treated as Basic Before-Tax Contributions and/or Basic After-Tax Contributions to the extent that they would have been so treated if there had been no delay pursuant to this subsection (f).
(g) For purposes of the Plan, effective as of the applicable AE Effective Date, the term “contribution election” shall include a “Deemed Enrollment Election” as set forth in Section (7) below.
(2) BEFORE-TAX CONTRIBUTIONS:
Before-Tax Contributions consist of Basic Before-Tax Contributions and Supplemental Before-Tax Contributions. An Eligible Employee may elect with respect to any pay period:
(a) Basic Before-Tax Contributions at a rate up to the Basic Contribution Percentage of his Base Wages for such pay period, and
(b) Supplemental Before-Tax Contributions at a rate up to the Supplemental Before-Tax Percentage of his Base Wages for such pay period.
Notwithstanding the foregoing, an Eligible Employee may not have Supplemental Before-Tax Contributions contributed with respect to a pay period unless the sum of the Eligible Employee’s Basic Before-Tax Contributions and Basic After-Tax Contributions with respect to such pay period equals the Basic Contribution Percentage of his Base Wages for such pay period. Lump sum wage supplements and/or contractual ratification bonuses may be contributed as Before-Tax Contributions to the extent provided in a collective bargaining settlement or agreement, but will not be subject to Matching Contributions by the Company.
(3) COLA BEFORE-TAX CONTRIBUTIONS:
(a) Except as otherwise provided in this Section (3), Sections (1), (2), and (5) shall not apply to COLA Before-Tax Contributions and such COLA Before-Tax Contributions shall be disregarded in applying Sections (1), (2), and (5).
(b) Subject to the limitations set forth in this Article III, a COLA Employee may have Before-Tax Contributions credited to his Account in the manner set forth in Section (1)(a) and/or by entering into an agreement in a form acceptable to the Plan Administrator under which he elects COLA Before-Tax Contributions under this Section (3). A contribution election under this Section (3) must apply to 100% of the Eligible Employee’s COLA to be contributed to the Trust Fund as COLA Before-Tax Contributions. The elected portion (if any) must be (i) all of his COLA, or (ii) any whole dollar amount that is less than the amount of his COLA.

(c) Any contribution election under this Section (3) shall be effective with respect to a COLA if it is made within an administratively reasonable time prior to the date such COLA would otherwise be paid.
(d) Rules similar to those contained in Sections (1)(e) and (f) shall apply for purposes of this Section (3).
(e) For purposes of this Plan (other than Sections (1), (2), and (5)), all COLA Before-Tax Contributions shall be treated as Supplemental Before-Tax Contributions.
(4) PERFORMANCE AWARD BEFORE-TAX CONTRIBUTIONS:
(a) Except as otherwise provided in this Section (4), Sections (1), (2), and (5) shall not apply to Performance Award Before-Tax Contributions and such Performance Award Before-Tax Contributions shall be disregarded in applying Sections (1), (2), and (5).
(b) Subject to the limitations set forth in this Article III, a Performance Award Employee may have Before-Tax Contributions credited to his Account in the manner set forth in Section (1)(a) and/or by entering into an agreement in a form acceptable to the Plan Administrator under which he elects Performance Award Before-Tax Contributions under this Section (4). A contribution election under this Section (4) must specify the portion of the Eligible Employee’s Performance Award to be contributed to the Trust Fund as Performance Award Before-Tax Contributions. The elected portion (if any) must be (i) all of his Performance Award, or (ii) any whole dollar amount that is less than the amount of his Performance Award.
(c) Any contribution election under this Section (4) shall be effective with respect to a Performance Award if it is made within an administratively reasonable time prior to the date such Performance Award would otherwise be paid.
(d) Rules similar to those contained in Sections (1)(e) and (f) shall apply for purposes of this Section (4).
(e) For purposes of this Plan (other than Sections (1), (2), and (5)), all Performance Award Before-Tax Contributions shall be treated as Supplemental Before-Tax Contributions.
(5) AFTER-TAX CONTRIBUTIONS:
After-Tax Contributions consist of Basic After-Tax Contributions and Supplemental After-Tax Contributions. An Eligible Employee may elect to make with respect to any pay period:
(a) Basic After-Tax Contributions at a rate (applied to his Base Wages for such pay period) up to the difference between the Basic Contribution Percentage and the rate of Basic Before-Tax Contributions in effect for that Eligible Employee for the same pay period;
(b) Supplemental After-Tax Contributions at a rate (applied to his Base Wages for such pay period) up to the difference between the Supplemental After-Tax Percentage and the rate of Supplemental Before-Tax Contributions in effect for that Eligible Employee for the same pay period.
Notwithstanding the foregoing, an Eligible Employee may not contribute Supplemental After-Tax Contributions with respect to a pay period unless the sum of the Eligible Employee’s Basic Before-Tax Contributions and Basic After-Tax Contributions with respect to such pay period equals the Basic Contribution Percentage of his Base Wages for such pay period.
(6) MAKE-UP CONTRIBUTIONS:
(a) Except as otherwise provided in this Section (6), Sections (1), (2), and (5) shall not apply to Make-Up Contributions and such Make-Up Contributions shall be disregarded in applying Sections (1), (2), and (5).
(b) Subject to the limitations set forth in this Article III, an Eligible Employee who returns to active employment as an Employee after a Qualified Absence may elect, in a manner prescribed by the Plan Administrator, to make a Make-Up Contribution on an after-tax basis. The amount of the Make-Up Contribution shall be no greater than the sum of the Before-Tax Contributions and After-Tax Contributions the Eligible Employee would have made during the first six months of the Qualified Absence had he not been absent, based solely upon his Base Wages and contribution election in effect immediately prior to his Qualified Absence. A Make-Up Contribution may be made either in a lump sum payment within one month after return to active employment as an Eligible Employee or by payroll deduction over a period not to exceed twelve months after return to active employment as an Eligible Employee.
(c) Rules similar to Section (1) (other than Section (1)(a)) shall apply for purposes of this Section (6), provided that in the case of an Eligible Employee for whom a selection of investment options is in effect with respect to Before-Tax Contributions but not with respect to After-Tax Contributions, the investment options in effect with respect to Before-Tax Contributions shall apply to Make-Up Contributions.
(7) ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT
(a) Rules of Application.
(i) This Section (7) shall apply only to an AE Eligible Employee, and only with respect to the period after he becomes an AE Eligible Employee.
(ii) Default Elective Deferrals will be made on behalf of a Covered Employee who has not made an Affirmative Election regarding Elective Deferrals during the period beginning on the date he or she became an AE Eligible Employee and ending 30 calendar days thereafter (the “Deemed Election Period”). Such Default Elective Deferrals will commence within an administratively reasonable time after the end of the Deemed Election Period.
(iii) During the Plan Year that a Participant becomes a Covered Employee and has a Default Elective Deferral, the Default Percentage for a Covered Employee is equal to 3% of Base Wages for each pay period.

(iv) As soon as practicable after becoming a Covered Employee, the Covered Employee shall be given a notice as set forth in Section (7)(c). In accordance with Section (7)(a)(ii) above, a Covered Employee shall have a reasonable opportunity after receipt of the notice to make an Affirmative Election regarding Elective Deferrals (either to have no Elective Deferrals made or to have a different amount of Elective Deferrals made) before Default Elective Deferrals are made on the Covered Employee’s behalf. Default Elective Deferrals being made on behalf of a Covered Employee will cease as soon as administratively feasible after the Covered Employee makes an Affirmative Election.
(v) If a Covered Employee makes an Affirmative Election (either during the Deemed Election Period of thereafter) such Affirmative Election shall be effective as set forth in Section (1)(b) or (d) of Article III, as appropriate from the context. Such Employee will not thereafter be a Covered Employee unless he or she again becomes an AE Eligible Employee on account of a new employment action.
(vi) Unless otherwise specified by a Covered Employee, Default Elective Deferrals will be invested in accordance the Article IX(2)(e) of the Plan.
(b) Uniformity Requirement.
(i) Except as provided in Section (7)(b)(ii) below, the same percentage of Base Wages will be withheld as Default Elective Deferrals from all Covered Employees in a particular collective bargaining unit subject to the Default Percentage for that collective bargaining unit.
(ii) Default Elective Deferrals will be reduced or stopped to meet the limitations under Code sections 401(a)(17), 402(g), and 415.
(c) Notice Requirement.
(i) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Employee a comprehensive notice of the Covered Employee’s rights and obligations under the EACA, written in a manner calculated to be understood by the average Covered Employee. If an employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice shall be provided no more than 90 days before the employee becomes a Covered Employee but no later than the date the employee becomes subject to Default Elective Deferrals.
(ii) The notice must accurately describe:
(A) The amount of Default Elective Deferrals that will be made on the Covered Employee’s behalf in the absence of an affirmative Election;
(B) The Covered Employee’s right to elect to have no Elective Deferral Contributions made on his or her behalf or to have a different amount of Elective Deferral Contributions made;

(C) How Default Elective Deferrals will be invested in the absence of the Covered Employee’s investment instructions; and
(D) Where applicable, the Covered Employee’s right to make a withdrawal of Default Elective Deferrals and the procedures for making such a withdrawal.
(d) Withdrawal of Default Elective Deferrals.
(i) No later than 90 days after the first payroll period for which Default Elective Deferrals are first withheld from a Covered Employee’s pay, the Covered Employee may request a distribution of his or her Default Elective Deferrals (provided he is a Covered Employee at the time of the request). No spousal consent is required for such a withdrawal. A Covered Employee will not be eligible for a distribution under this Section (7)(d) if he has made an investment change election in accordance with Article IX(2)(c) with respect to Default Elective Deferrals or if the Covered Employee has made any other withdrawals under the Plan.
(ii) The amount to be distributed from the Plan upon the Covered Employee’s request is equal to the amount of Default Elective Deferrals for each payroll period beginning before the refund request, as adjusted by gains, losses, and generally applicable fees through the date of the distribution (or a date that is no more than 7 days before the date of the distribution). Any fee charged to the Covered Employee for the withdrawal may not be greater than any other fee charged for a cash distribution.
(iii) Any withdrawal request will be treated as an Affirmative Election to stop having Elective Deferrals made on the Covered Employee’s behalf as of the date specified in Section (7)(d)(ii) above (and accordingly, a Covered Employee who makes a withdrawal request will cease to be a Covered Employee). A Participant who has made a withdrawal request may, however, make future Elective Deferral Contributions in accordance with a subsequent affirmative election pursuant to the procedures in Section (1)(a) of Article III of the Plan.
(iv) Subject to the last sentence of this Section (7)(d)(iv), Default Elective Deferrals distributed pursuant to this Section (7)(d) are not counted towards the dollar limitation on Elective Deferrals contained in Code sections 402(g) nor the actual deferral percentage (ADP) test set forth in Code Section 401(k)(3). Matching Contributions that might otherwise be allocated to a Covered Employee’s account on behalf of Default Elective Deferrals will not be allocated to the extent the Covered Employee withdraws such Elective Deferrals pursuant to this Section (7)(d) and any Matching Contributions already made on account of Default Elective Deferrals that are later withdrawn pursuant to this Section (7)(d) will be forfeited. To the extent required under the Code, if a Covered Employee whose Default Elective Deferrals have been distributed pursuant to this Section (7)(d) re-enrolls in the Plan during the same Plan Year, such withdrawn elective deferrals shall be counted towards the applicable limitations under Code sections 401(a)(17), 402(g), and 415 for the Plan Year.
(8) ROLLOVER CONTRIBUTIONS:
(a) The Plan Administrator may in its sole and absolute discretion permit an Employee to make one or more Rollover Contributions to the Trust Fund without regard to whether such Employee is an Eligible Employee. For purposes of making a decision as to whether to permit a Rollover Contribution by an Employee, the Plan Administrator may in its sole and absolute discretion require the Employee or other parties to provide such information or documentation as the Plan Administrator deems appropriate. The Plan Administrator may but is not required to establish such rules and procedures as it deems appropriate with respect to the manner in which it will exercise its sole and absolute discretion under this Section (8)(a).
(b) A Rollover Contribution with respect to an Employee shall be credited to the Account of such Employee. No Matching Contributions will be made with respect to a Rollover Contribution.
(9) MATCHING CONTRIBUTIONS:
Subject to the limitations set forth in this Article III and except as otherwise provided in this Plan, the Corporation, on behalf of the Employing Companies, shall cause a Matching Contribution to be allocated to the Account of each Eligible Employee in an amount equal to the Matching Percentage of the Basic Before-Tax Contributions, Basic After-Tax Contributions, and Basic Make-Up Contributions made by or on behalf of each such Eligible Employee.
(10) NONELECTIVE CONTRIBUTIONS:
Subject to the limitations set forth in this Article III and except as otherwise provided in this Plan, the Corporation, on behalf of the Employing Companies, shall cause a Nonelective Contribution to be allocated to the Account of each Eligible Employee in an amount equal to the Nonelective Amount.
(11) SUSPENSIONS:
Notwithstanding anything herein to the contrary, in the case of an Eligible Employee who has a Suspension Event prior to July 1, 1998, the Eligible Employee’s right to make a type of contribution under this Plan, or to have a type of contribution made on his behalf under this Plan, shall not apply until the expiration of the Suspension Period.
(12) LIMIT ON TOTAL CORPORATION CONTRIBUTIONS:
The total amount of Corporation Matching Contributions, Corporation Nonelective Contributions, and Before-Tax Contributions for a taxable year shall not be greater than the maximum amount of contributions permitted by law as a tax-deductible expense to the Employing Companies for such taxable year under Section 404 of the Code, or under any other applicable provisions of the Code.
(13) PLAN TO PLAN TRANSFERS:
(a) With respect to any Employee (or employee or former employee of the Employer or a predecessor employer), the Plan Administrator may in its sole and absolute discretion permit the Trustee to accept, as part of the Trust Fund, assets and liabilities that are (i) transferred from a plan qualified under Code Section 401(a) or 403(a) or (ii) received as a result of a merger or consolidation of such a plan into this Plan.

(b) Such property shall be credited to Participants’ Accounts in accordance with applicable law, as directed by the Plan Administrator.
(c) Any Participant for whom such a transfer, merger, or consolidation is made shall be entitled to receive amounts attributable to the benefits accrued under the first plan (“First Plan”) in any optional form of payment available to the Participant under that plan to the extent required by Code Section 411(d)(6). In addition, optional forms of payment otherwise available under this Plan shall be available with respect to such amounts. Any contributions made under this Plan (along with income earned under this Plan) shall be paid only in the distribution forms available under Articles VI and X, and any distribution form available under the First Plan that is not available under this Plan shall be deemed to be eliminated prospectively under this Plan, effective on the day the transfer becomes effective.
(d) Except to the extent otherwise provided in this Plan, or to the extent that the context indicates otherwise, amounts attributable to the First Plan shall, for all purposes, be treated in the same manner as analogous amounts attributable to this Plan.
(e) In the case of such a transfer, merger, or consolidation, amounts attributable to the benefits accrued under the First Plan shall be held and administered in accordance with applicable law. To the extent required to comply with applicable law, the provisions of such First Plan, including without limitation provisions regarding withdrawal restrictions and spousal consent to Distributions, shall be incorporated by reference into this Plan. On the other hand, provisions of such First Plan that are not required to comply with applicable law, such as provisions regarding spousal consent to Distributions under a plan to which Code Section 401(a)(11) does not apply, shall not be incorporated herein by reference, but rather shall cease to apply except as otherwise provided herein.
(f) This Section (13) does not apply to any Rollover Contribution to which Section (8) applies.
(14) NONDISCRIMINATION RULES:
This Section (14) shall only apply to the extent required by law.
(a) Contributions and forfeitures under the Plan shall satisfy the actual deferral percentage test set forth in Code Section 401(k)(3) and the contribution percentage test set forth in Code Section 401(m)(2) (taking into account all applicable rules as of the effective date of such rules, including the rules under Code Section 401(m)(9) regarding multiple use of the alternative limitation and the rules regarding aggregation of plans and contributions), as incorporated herein by reference. Any initial violation of the rule regarding multiple use of the alternative limitation shall be deemed to be an initial violation of the contribution percentage test (rather than a violation of the actual deferral percentage test) and accordingly shall be corrected in the manner set forth in Section (14)(c).
(b) In the event that contributions under the Plan initially fail to satisfy the actual deferral percentage test set forth in Code Section 401(k)(3), such failure shall be corrected by (i) in the sole and absolute discretion of the Plan Administrator, the recharacterization of Excess

Contributions as After-Tax Contributions to the extent and for the purposes permitted by Code Section 401(k)(8), and (ii) the distribution, within the period set forth in Code Section 401(k)(8), of Excess Contributions that are not recharacterized (adjusted by any income or loss attributable to such Excess Contributions) to the Participants to whom such Excess Contributions are distributable under Code Section 401(k)(8). Any previous distributions of Excess Deferral Amounts pursuant to Section (15) shall be taken into account, in accordance with applicable law, in determining the amount of Excess Contributions for purposes of this Section (14)(b).
With respect to any Participant, the Excess Contributions that are recharacterized or distributed shall be deemed to consist first of Supplemental Before-Tax Contributions; and second, after all such Supplemental Before-Tax Contributions have been recharacterized or distributed, Basic Before-Tax Contributions. Notwithstanding anything herein to the contrary, if a Basic Before-Tax Contribution is distributed to a Participant, the Matching Contribution allocated with respect to such Basic Before-Tax Contribution shall be forfeited except to the extent that such Matching Contribution would be distributed pursuant to Section (14)(c).
(c) In the event that contributions and forfeitures under the Plan initially fail to satisfy the contribution percentage test set forth in Code Section 401(m)(2), such failure shall, except as otherwise provided in this Section (14)(c), be corrected by the distribution, within the period set forth in Code Section 401(m)(6), of Excess Aggregate Contributions (adjusted by any income or loss attributable to such Excess Aggregate Contributions) to the Participants to whom such Excess Aggregate Contributions are distributable under Code Section 401(m)(6). If a Forfeitable Matching Contribution would be distributed under this Section (14)(c) but for this sentence, such Matching Contribution shall be forfeited. For purposes of the preceding sentence, a Forfeitable Matching Contribution is a Matching Contribution that is not vested under Article X(8)(a) as of the last day of the Plan Year for which the Matching Contribution is allocated.
With respect to any Participant, the Excess Aggregate Contributions that are distributed (or forfeited) shall be deemed to consist first of Supplemental After-Tax Contributions; second, after all such Supplemental After-Tax Contributions have been distributed, Basic After-Tax Contributions and the corresponding amount of Matching Contributions; and third, after all such Basic After-Tax Contributions and corresponding Matching Contributions have been distributed, other Matching Contributions.
(d) In the event that contributions and forfeitures under the Plan initially fail to satisfy both the actual deferral percentage test and the contribution percentage test, the correction described in Section (14)(b) with respect to the actual deferral percentage test shall apply first.
(e) For purposes of this Section (14), the determination of the income or loss attributable to Excess Contributions or Excess Aggregate Contributions shall be made in accordance with Article IX, provided that the applicable income or loss shall be determined through the date of distribution (or a date no more than seven days before the date of distribution).
(f) Distributions under this Section (14) shall be made notwithstanding any other provision of the Plan.

(g) Notwithstanding anything herein to the contrary, with respect to any Plan Year, the Corporation, on behalf of the Employing Companies, may, in its sole and absolute discretion, make QNECs. Any such QNECs shall be allocated among the Accounts of all Employees in proportion to their Base Wages for the Plan Year, except to the extent that the Corporation elects to allocate the QNECs only among specific Employees that it designates. Any such QNECs shall be taken into account for purposes of applying this Section (14), provided that such QNECs must satisfy the requirements of Treasury Regulation section 1.401(k)-2(a)(6)(iv).
(h) For purposes of the tests in Code Sections 401(k)(3) and 401(m)(2) (taking into account all applicable rules as of the effective dates of such rules, including the rules under Code Section 401(m)(9) and the rules regarding the aggregation of plans and contributions), as set forth in this Section (14):
(i) The current year testing method (as described in the last sentence of Code Section 401(k)(3)(A) and the last sentence of Code Section 401(m)(2)(A)) shall be used, and
(ii) Internal Revenue Service guidance that has been or shall be issued under the applicable Code Sections is hereby incorporated by reference, subject to any applicable effective dates and transition rules contained therein.
(i) The multiple use test described in Treasury Regulation section 1.401(m)-2 and this section shall not apply.
(15) LIMIT ON ELECTIVE DEFERRALS:
(a) With respect to any Participant, the sum, for a calendar year, of (i) Before-Tax Contributions under this Plan, and (ii) Elective Deferrals under all other plans, contracts, or arrangements maintained by the Employer, shall not exceed the limit in effect for such year under Code Section 402(g).
(b) If, notwithstanding the prohibition in Section (15)(a), a Participant has exceeded the limit on Elective Deferrals set forth in Code section 402(g) for a calendar year, the Participant may request a distribution of any or all of his Excess Deferral Amount, adjusted by income or loss attributable thereto for the calendar year. Such request must be made in a manner prescribed by the Plan Administrator no later than the following March 1. Such request shall include the Participant’s statement of the Participant’s Excess Deferral Amount and the portion of such Excess Deferral Amount requested to be distributed from the Plan. The Plan Administrator may require further information or evidence from the Participant to establish the foregoing. However, with respect to an Excess Deferral Amount that exists taking into account solely Elective Deferrals under plans, contracts, and arrangements of the Employer, the Employer may submit the request to the Plan Administrator and such request may be submitted on or before the following April 15.
Any Excess Deferral Amount for which a request is properly submitted under the preceding paragraph, and the income or loss attributable thereto for the calendar year to which the Excess Deferral Amount relates, shall be distributed no later than April 15 of the immediately succeeding calendar year, notwithstanding any other provisions of the Plan. The determination of income or loss attributable to Excess Deferral Amounts shall be made in accordance with Article IX.
A distribution made under this Section (15)(b) may be made prior to the expiration of the calendar year to which the excess deferral relates, but in no event earlier than the date on which the Plan received the excess deferral.
Any distribution made under this Section (15)(b) shall be designated in a manner prescribed by the Plan Administrator as a distribution of excess deferrals; the request submitted by the Participant or the Employer shall be deemed to be a designation by the Participant of the distribution as a distribution of excess deferrals.
The Excess Deferral Amount shall be reduced in accordance with Treasury Regulation §1.402(g)-1(e)(6) (or any applicable successor provision).
(16) MAXIMUM ADDITIONS:
(a) Notwithstanding anything contained herein to the contrary, the Annual Addition of a Participant for any Plan Year shall not exceed the limits set forth under Code Sections 415(c)(1) and 415(d).
(b) If a Participant’s projected Annual Addition for a Plan Year would exceed the limitations of subsection (a), the necessary reductions in Annual Additions shall be made pursuant to Article III(17) and in the following order: first, under this Plan, and secondly, under any other Defined Contribution Plan. Any reductions required under this Plan, to satisfy the limitations of subsection (a), shall be made first, by reducing the amount of the Participant’s Supplemental After-Tax Contributions; second, by reducing the amount of the Participant’s Supplemental Before-Tax Contributions; third, by reducing the amount of the Participant’s Basic After-Tax Contributions, which shall thereby reduce the amount of related Matching Contributions; fourth, by reducing the amount of the Participant’s Basic Before-Tax Contributions, which shall similarly reduce the amount of related Matching Contributions; fifth, by reducing any remaining Matching Contributions; and sixth, by reducing Nonelective Contributions.
(c) If, notwithstanding subsections (a) and (b), the Annual Addition to a Participant’s Account for any Plan Year would cause the limitations contained in subsection (a) to be exceeded as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Elective Deferrals that may be made with respect to any Participant under the limits of Code Section 415, or other circumstances which the Internal Revenue Service deems sufficient to invoke the rules of this provision, then such Annual Additions shall be reduced, but only to the extent necessary to satisfy such limitations, in the following manner and in the following order:
(i) The first reduction shall consist of Supplemental After-Tax Contributions included in such Annual Addition, which, together with any earnings attributable thereto, shall be returned to such Participant;

(ii) The second reduction shall consist of Supplemental Before-Tax Contributions included in such Annual Addition, which together with any earnings attributable thereto, shall be returned to such Participant;
(iii) The third reduction shall consist of Basic After-Tax Contributions included in such Annual Addition, which, together with any earnings attributable thereto, shall be returned to such Participant; and the Participant’s Account shall also be reduced by the amount of related Matching Contributions, including any earnings attributable thereto;
(iv) The fourth reduction shall consist of Basic Before-Tax Contributions included in such Annual Addition, which, together with any earnings attributable thereto, shall be returned to such Participant; and the Participant’s Account shall also be reduced by the amount of related Matching Contributions, including any earnings attributable thereto;
(v) The fifth reduction shall consist of Nonelective Contributions, including any earnings attributable thereto.
(d) Any reduction of Matching Contributions or Nonelective Contributions under subsection (d)(iii), (iv), or (v), shall be treated in accordance with Treasury Regulation § 1.415-6(b)(6)(ii) (or any applicable successor provision).
(e) For purposes of applying this Section (16), the compensation taken into account with respect to a Participant shall be such Participant’s Compensation.
(17) COMPLIANCE:
Notwithstanding anything herein to the contrary, the Plan Administrator shall, on a prospective basis, reject any election under Sections (2), (4), (5), or (6) or reduce the amount of Before-Tax Contributions or After-Tax Contributions elected (and the corresponding Matching Contributions), even if such election has already become effective, to the extent that the Plan Administrator, in its sole and absolute discretion, deems it necessary or appropriate to ensure that contributions under the Plan comply with the rules set forth in Sections (14), (15), or (16), or otherwise to ensure the Plan’s qualified status or to ensure that the Plan’s cash or deferred arrangement is qualified under Code Section 401(k).
The Plan Administrator’s authority under the preceding paragraph to reject or reduce an election based on the rules set forth in Section (14) or on other nondiscrimination rules shall apply not only to Highly Compensated Employees but also to Employees that the Plan Administrator considers in its sole and absolute discretion to be similarly situated. For example, an individual who is first employed by the Employer in the current Plan Year may not be a Highly Compensated Employee but the Plan Administrator could, in its sole and absolute discretion, consider him to be similarly situated with respect to Highly Compensated Employees if, inter alia, such individual’s rate of base pay equals or exceeds the dollar amount in effect in the preceding Plan Year under Code Section 414(q)(1)(B)(i).
In the event of a rejection or reduction described in the preceding paragraphs with respect to Before-Tax Contributions, the Plan Administrator may, in its sole and absolute discretion and to the extent permitted under the Code and ERISA, treat the affected Eligible Employee as having elected to make After-Tax Contributions in lieu of Before-Tax Contributions; such After-Tax Contributions shall be Basic After-Tax Contributions or Supplemental After-Tax Contributions, as determined under the otherwise applicable provisions of this Plan. The preceding sentence shall apply, in the converse, to rejections or reductions with respect to After-Tax Contributions.
Any reduced election under the first paragraph of this Section (17) or deemed election under the third paragraph of this Section (17) shall be subject to all otherwise applicable requirements, including those set forth in Section (1)(a), provided that a reduced election and/or deemed election attributable to the limits set forth in Sections (15)(a) or (16) shall only be subject to such requirements to the extent required by law.
All acts of the Plan Administrator under this Section (17) shall be made in a manner permitted under the Code and ERISA.
(18) HIGHLY COMPENSATED EMPLOYEE STATUS:
Notwithstanding anything herein to the contrary, for purposes of all provisions of the Code that refer to the definition of “highly compensated employee” contained in Code Section 414(q), the definition in this Plan of “highly compensated employee” shall be the definition contained in Article I(52).
(19) CATCH-UP CONTRIBUTIONS:
For purposes hereof, “Catch-Up Contribution” shall mean an elective deferral permitted under Code Section 414(v). An employee who is eligible to make elective deferrals under this Plan, who has attained age 50 before the close of the plan year in question, and who satisfies the requirements of Code Section 414(v)(5)(A) regarding Code or Plan limits (a “Catch-Up Eligible Employee”) shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. Such Catch-Up contributions shall be considered Supplemental Before-Tax Contributions, but shall be in addition to Supplemental Before-Tax Contributions otherwise permissible under the Plan. Such Catch-Up Contributions shall not be subject to or eligible for any employer Matching Contribution of any type. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.
A Catch-Up Eligible Employee may elect to make Catch-Up Contributions by properly following the election procedures for Catch-Up Contributions established by the Plan Administrator. A Catch-Up Eligible Employee’s election to make Catch-Up Contributions must specify the dollar amount (in whole dollar increments ranging between $1 and the catch-up limit for the year under Code Section 414(v)) to be deducted from his pay each pay period and contributed to the Plan as a Catch-up Contribution on his behalf. Notwithstanding the foregoing, the maximum Catch-Up Contribution permitted for a year shall not exceed the maximum amount of Catch-Up Contribution permitted under Code Section 414(v) for the year.
(20) GAP PERIOD INCOME.
Notwithstanding anything in the Plan to the contrary, distributions of excess deferrals, excess contributions, and excess aggregate contributions shall not include earnings or losses from the end of the Plan Year for which the contributions were made and the date of the distributions.
Article IV.
ROTH DEFERRAL CONTRIBUTIONS
(1) GENERAL
The Plan will accept Roth Deferral Contributions made on behalf of Participants. An Eligible Employee’s contribution election must specify the percentage (if any) of the Eligible Employee’s Base Wages to be contributed to the Trust Fund as Roth Deferral Contributions, and the elected percentage must be in a multiple of 1% of Base Wages. An Eligible Employee’s Roth Deferral Contributions will be allocated to a separate sub-account maintained for such deferrals as described in Section (2).
(2) SEPARATE ACCOUNTING
(a) Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Deferral Contribution sub-account maintained for each Participant. The Plan will maintain a record of the amount of Roth Deferral Contributions in each Participant’s account.
(b) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Deferral Contribution sub-account and the Participant’s other accounts under the Plan.
(c) No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each Participant’s Roth Deferral Contribution sub-account.
(3) DIRECT ROLLOVERS
(a) Notwithstanding Article X(7)(d), and except as provided in Article IV, a direct rollover of a distribution from a Roth Deferral Contributions sub-account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
(b) Notwithstanding Article I(91) or Article III(8), the Plan will accept a rollover contribution to a Roth Deferral Contribution sub-account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code

Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
(c) To the extent that the Plan limits direct rollovers of amounts that are reasonably expected to total less than $200 during a year, the Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Deferral Contributions sub-account if the amounts of the distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Deferral Contributions sub-account is not taken into account in determining whether distributions from a Participant’s other sub-accounts are reasonably expected to total less than $200 during a year. In applying the default rollover provisions of Article X(7)(f) of the Plan, amounts in the Participant’s Roth Deferral Contributions sub-account and amounts in the Participant’s other accounts under the Plan are treated as accounts held under two separate plans in determining whether a mandatory distribution exceeds $1,000.
(d) To the extent that the Plan allows a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500, such provision will be applied by treating any amount distributed from the Participant’s Roth Deferral Contributions sub-account as a separate distribution from any amount distributed from the Participant’s other sub-accounts in the Plan, even if the amount are distributed at the same time.
(4) CORRECTION OF EXCESS CONTRIBUTIONS
(a) In the case of a re-characterization or distribution of Excess Contributions pursuant to Article III(14), Excess Contributions that are re-characterized or distributed shall be deemed to consist first of Supplemental Roth Deferral Contributions; second, of Supplemental Before-Tax Contributions; third, of Basic Roth Deferral Contributions, and fourth, of Basic Before-Tax Contributions. If a Basic Before-Tax Contribution (including a Basic Roth Deferral Contribution) is distributed to a Participant, the Matching Contribution allocated with respect to such Basic Before-Tax Contribution (including a Basic Roth Elective Deferral) shall be forfeited except to the extent such Matching Contribution would be distributed pursuant to Article III(14)(e).
(b) In the case of a reduction in Annual Additions under Article III(10) (relating to Code Section 415), any reductions required under this Plan shall be made first, by reducing the amount of the Participant’s Supplemental After-Tax Contributions; second, by reducing the amount of the Participant’s Supplemental Roth Deferral Contributions; third, by reducing the amount of the Participant’s Supplemental Before-Tax Contributions; fourth, by reducing the amount of the Participant’s Basic-After-Tax Contributions, which shall thereby reduce the amount of related Matching Contributions; fifth, by reducing the amount of the Participant’s Basic Roth Deferral Contributions, which shall similarly reduce the amount of related Matching Contributions; sixth, by reducing the amount of the Participant’s Basic Before-Tax Contributions, which shall similarly reduce the amount of related Matching Contributions, seventh, by reducing any remaining Matching Contributions, and eighth, by reducing any Non-Elective Contributions.

(c) For the purposes of this sub-part (4), “Basic Roth Deferral Contributions” shall mean Roth Deferral Contributions which are subject to Matching Contributions, and Supplemental Roth Deferral Contributions shall mean Roth Deferral Contributions which are not subject to Matching Contributions.
(5) TREATMENT OF ROTH DEFERRAL CONTRIBUTIONS
(a) Unless specifically stated otherwise, Roth Deferral Contributions will be treated as elective deferrals for all purposes under the Plan. Accordingly, references in the Plan to “Before-Tax Contributions and After-Tax Contributions” will generally mean Before-Tax Contributions, After-Tax Contributions, and Roth Deferral Contributions. Roth Deferral Contributions shall be treated as Before-Tax Contributions for purposes of Article III(9) (Catch-up Contributions) and for purposes of Plan limitations related to actual deferral percentage test under Code section 401(k)(3) or limits on elective deferrals under Code Section 402(g).
(b) For purposes of Article III(2) and III(9) the term, “Basic Before-Tax Contributions” shall mean a combination of Basic Before-Tax Contributions and/or Roth Deferral Contributions, and for purposes of Article III(5) and II(9), the term “Basic After-Tax Contributions” shall mean a combination of Basic After-Tax Contributions and Roth Deferral Contributions. Thus, for example, for purposes of Article III(2), the amount of non-Roth Basic Before-Tax Contributions and matched Roth Deferral Contributions combined may not exceed the Basic Contribution Percentage of the Participant’s Base Wages; and for purposes of Article III(9), the maximum amount of contributions which may be subject to a related Matching Contribution (including Before-Tax Contributions, Roth Deferral Contributions, After-Tax Contributions, and Make-Up Contributions combined) will be the Basic Contribution Percentage.
(c) Notwithstanding (a) above, Roth Deferral Contributions shall not be counted for purposes of Article VI(1) (After-Tax Withdrawals). Roth Deferral Contributions (including rollovers of Roth amounts and In-Plan Roth Rollover amounts) may be transferred to a Roth Self-Directed Brokerage Account under Article IX of the Plan. Roth Deferral Contributions (including rollovers of Roth amounts and In-Plan Roth Rollover amounts, but excluding Roth Deferral Contributions, rollovers of Roth amounts, and In-Plan Roth Rollover amounts invested in a Roth Self-Directed Brokerage Account) shall be available for a loan from the Plan under Article XI.
(6) DEFINITIONS
(a) Roth Deferral Contribution shall mean an elective deferral that is:
(i) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and
(ii) Treated as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

Article V.
IN-PLAN ROTH ROLLOVERS
(1) Definitions.
(a) In-Plan Roth Rollover. “In-Plan Roth Rollover” means an Eligible Rollover Distribution that a Participant elects to convert and deposit in his or her In-Plan Roth Rollover Account via a direct rollover.
(b) In-Plan Roth Rollover Sub-Account. “In-Plan Roth Rollover Sub-Account” means the subaccount to which an In-Plan Roth Rollover is deposited.
(c) Eligible In-Plan Roth Rollover Participant. The term “Eligible In-Plan Roth Rollover Participant” includes:
(i) A Participant who has not terminated employment with the Company regardless of age (“Active In-Plan Roth Rollover Participant”);
(ii) Participant who has not terminated employment with the Company and who has attained age 59 1/2 (“Age 59 ½ In-Plan Roth Rollover Participant”);
(iii) Participant who has terminated employment with the Company (“Terminated In-Plan Roth Rollover Participant”);
(iv) The Spouse of a deceased Participant who is the beneficiary of the Participant’s Account or the spouse or former spouse of a Participant who is an alternate payee under a Qualified Domestic Relations Order (“Spousal In-Plan Roth Rollover Participant”).
(d) In-Service Distribution. “In-Service Distribution” means an amount that is available for distribution while a Participant is actively employed by the Company.
(2) In-Plan Roth Rollovers
(a) Type and Frequency of In-Plan Roth Rollovers. Notwithstanding anything in the Plan to the contrary, an Eligible In-Plan Roth Rollover Participant may elect to convert all or a portion of his or her distributable savings Plan Account sources as an In-Plan Roth Direct Rollover one time per calendar year. An In-Plan Roth Rollover may not be accomplished through a 60-Day Rollover.
(b) In-Plan Roth Rollover Sub-Accounts. In-Plan Roth Rollover amounts will be transferred from the sub-account in which such amounts are held prior to the In-Plan Roth Rollover into an In-Plan Roth Rollover Sub-Account in the Participant’s Roth Deferral Contribution sub-account. Any such transfer shall be made on a pro-rata basis from the available sources described in Section (2)(c)(i)-(iv).
(c) Amounts available for In-Plan Roth Rollovers. In addition to any Eligible Rollover Distribution available under the Plan and notwithstanding anything contained in the

Plan (including Article IV(3) of the Plan) to the contrary, an Eligible In-Plan Roth Rollover Participant may elect an In-Plan Roth Rollover with respect to all or any portion of the distributable savings plan Account (excluding Roth Deferral Contributions and amounts distributable as In-Service Withdrawals subject to spousal consent) as follows:
(i) Active In-Plan Roth Rollover Participants. Subject to the exclusions in Section 2(d) below, an Active In-Plan Roth Rollover Participant may elect an In-Plan Roth Rollover with respect to:
(A) Rollover Contributions and earnings thereon; and
(B) Prior Plan Company, Profit-Sharing, and Matching Contributions eligible for withdrawal prior to Age 59 ½ under Article VI of Plan and earnings thereon;
(ii) Active In-Plan Roth Rollover Participants under Age 59 ½ who have been Participants in the Plan for at least 5 Years. Subject to the exclusions in Section (2)(d) below, an Active In-Plan Roth Rollover Participant under Age 59 ½ who has been a Participant in the Plan for at least 5 years, may elect an In-Plan Roth Rollover with respect to:
(A) Contributions and earnings described in Section (2)(c)(i) above;
(B) Matching Contributions (except as otherwise provided in this Article III-B) and earnings thereon; and
(C) Prior Plan Company, Profit-Sharing, and Matching Contributions to the Plan other than those described in Article VI of the Plan and earnings thereon (except as provided in (2)(d) below).
(iii) Age 59 ½ In-Plan Roth Rollover Participants. Subject to the exclusions in Section (2)(d) below, an Age 59 ½ In-Plan Roth Rollover Participant may elect an In-Plan Roth Rollover with respect to:
(A) Contributions and earnings described in Section (2)(c)(i) and (ii) above; and
(B) Before-Tax Contributions (excluding Roth Deferral Contributions) and earnings thereon.
(iv) Terminated In-Plan Roth Rollover Participants and Spousal In-Plan Roth Rollover Participants. A Terminated In-Plan Roth Rollover Participant or a Spousal In-Plan Roth Rollover Participant may elect an In-Plan Roth Rollover with respect to contributions and earnings described in Section (2)(c)(i),(ii), and (iii) above.
(v) After-Tax In-Plan Roth Rollover. An In-Plan Roth Rollover Participant may elect an In-Plan Roth Rollover with respect to After-Tax Contributions and earnings thereon. Any amount requested for such an In-Plan Roth Rollover shall only be taken from the Participant’s After-Tax Contributions balance (on a pro-rata basis from the available after-tax sources that make up such balance). Both After-Tax Contributions and earnings thereon shall be converted proportionally for all such In-Plan Roth Rollovers.
(d) Amounts Not Eligible for In-Plan Roth Rollover. Notwithstanding the foregoing, the following types of contributions (and earnings thereon) are not eligible for In-Plan Roth Rollover by a Participant who is an active Employee of the Company:
(i) Contributions that require spousal consent for In-Service Distribution or distribution after termination of employment with the Company;
(ii) Contributions made as Roth Deferral Contributions or rollovers of Roth amounts; and
(iii) Hardship withdrawals.
(e) Additional In-Service Distributions for In-Plan Roth Rollovers. To the extent that the Plan currently does not provide for In-Service Distributions (Withdrawals) of the contribution sources described this Article V, the Plan is amended to provide for In-Service Distributions of such contribution sources, at the time a Participant has satisfied the conditions set forth in this Article V above, but only for the purposes of facilitating an In-Plan Roth Rollover and not for any other distribution or withdrawal.
(f) Spousal Consent. Regardless of any spousal consent requirements set forth in the Plan, spousal consent is not required in connection any In-Plan Roth Rollover of an eligible contribution source.
(g) Restrictions on Immediate Distributions. Any In-Plan Roth Rollover shall be taken into account in determining any cash-out threshold or other restrictions on immediate distribution and a notice of the Participant’s right to defer receipt of the distribution is not triggered by an In-Plan Roth Rollover.
(h) Code Section 411(d)(6) Cutback. In no event shall this Article V eliminate any distribution right under the Plan that is protected under Code Section 411(d)(6).
(i) Code Section 408A(d)(6) Recharacterization. The recharacterization rules set forth in Code section 408A(d)(6) do not apply to an In-Plan Roth Rollover from the Plan.
(j) Administrative Procedures. The Plan Administrator shall establish rules, fees, and procedures with respect to In-Plan Roth Rollovers which shall be applied in a uniform and nondiscriminatory manner. No tax withholding shall be applied to In-Plan Roth Rollovers, and all Eligible In-Plan Roth Rollover Participants are responsible for paying all applicable taxes on In-Plan Roth Rollovers.

Article VI.
WITHDRAWALS
(1) WITHDRAWALS OF AFTER-TAX AND ROLLOVER CONTRIBUTIONS:
(a) A Participant may, for any purpose, withdraw any portion of his Account attributable to After-Tax Contributions and Rollover Contributions.
(b) Any withdrawal of After-Tax Contributions under this Section (1) shall be made in the following order:

Order	After-Tax Contribution Source
First	Base Wage After-Tax Contributions
Second	Ratification Bonus After-Tax Contributions
Third	After-Tax Rollover Contributions
Fourth	In-Plan Roth Rollover of After-Tax Contributions
Any withdrawal of Rollover Contributions under this Section (1) shall be made in the following order:

Order	Rollover Source
First	Rollover Contributions (Non-After Tax/Roth)
Second	Roth Rollover Contributions
Third	In-Plan Roth Rollover of Rollover Contributions

(2) HARDSHIP WITHDRAWALS:
(a) (i) A Participant may, on account of hardship, withdraw any portion of his Account attributable to Before-Tax Contributions. A Participant shall be deemed to have incurred a hardship only if he demonstrates to the satisfaction of the Plan Administrator that the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the need. The amount withdrawn may not exceed the portion of the Participant’s Account attributable to the amounts described in the first sentence of this subsection (a)(i) reduced by any previous withdrawals and outstanding loans with respect to such amounts. In determining the existence of a hardship and the amount required to be distributed to meet the need created by the hardship, the Plan Administrator shall act on the basis of such information and evidence as it shall require from the Participant.
(ii) Any withdrawal under this Section (2) shall be made on a pro-rata basis from the available sources described in (a)(i).
(b) A request for a withdrawal will be considered to be on account of an immediate and heavy financial need if the withdrawal is for:

(i) unreimbursable expenses for or necessary to obtain medical care that would be deductible under Code Section 213(d), determined without regard to whether the expenses exceed 7.5% of adjusted gross income;
(ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments either for an initial mortgage or a refinanced mortgage);
(iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)), including such expenses incurred for the Participant’s primary Beneficiary;
(iv) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; or
(v) other extraordinary and non-recurring events which are incurred by necessity and are not recreational in nature (e.g., funeral expenses, including funeral expenses for the Participant’s primary Beneficiary) and which satisfy the requirements set forth in Treasury Regulation § 1.401(k)-1(d)(2)(iii) (or any applicable successor provision) or other guidance issued by the Internal Revenue Service.
For the purposes of this sub-part (b), a Participant’s primary Beneficiary shall mean an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s Account upon the Participant’s death.
(c) A withdrawal will be considered necessary to satisfy an immediate and heavy financial need if:
(i) the distribution is not in excess of the amount of the immediate and heavy financial need (including, to the extent requested by the Participant, any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution);
(ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;
(iii) the Participant submits a written representation that the need cannot reasonably be relieved through (A) reimbursement or compensation by insurance or otherwise, (B) liquidation of the employee’s assets, (C) cessation of Before-Tax and After-Tax Contributions, or (D) other distributions (including, the distribution of Allocated Dividends or other dividends in accordance with Code Section 404(k)) or nontaxable (at the time of the loan) loans from any employer’s plan, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need; provided that the Employer does not have actual knowledge to the contrary; and

(iv) with respect to events described in Section (2)(b)(v), the Participant submits:
(A) a loan denial from an accredited banking institution received within 6 months of the application for a hardship withdrawal;
(B) a financial analysis which itemizes all of the Participant’s monthly income and expenses and outstanding bills and demonstrates a deficit in monthly income and/or an inability to pay outstanding bills; and
(C) documents which support the financial analysis (e.g., all bills relating to the event, all monthly bills, current pay stubs, etc.).
(d) No Participant shall be suspended from making Before-Tax or After-Tax Contributions on account of a hardship withdrawal except as otherwise provided in Article III(1)(b)(ii).
(3) WITHDRAWALS AT AND AFTER AGE 59 1/2:
(a) (i) Any Participant who has attained the age of 59 1/2 may withdraw all or any portion of his Account.
(ii) Any withdrawal under this Section (3) shall be made on a pro-rata basis from the available sources described in (a)(i).
(4) PROCEDURE FOR WITHDRAWAL:
A Participant may withdraw amounts under this Article VI only upon following procedures established by the Plan Administrator. Withdrawals shall be distributed within an administratively reasonable time after completion of such procedures and, in the case of a withdrawal on account of hardship, the determination of a hardship in accordance with the Plan’s normal processing standards. In the event that the portion of the Participant’s Account from which the withdrawal is made (under the rules set forth in Sections (1)(a)(ii), (2)(a)(ii), and (3)(a)(ii)) is invested in more than one Investment Fund at the time of any withdrawal, the amount withdrawn shall be charged to each Investment Fund in proportion to the value of the investment of such portion of his Account in such Investment Fund on such processing date. Any amount distributed under this Article VI shall be distributed in cash, provided that with respect to amounts withdrawn from the Company Stock Fund, the Participant may elect to have all or part of such distribution made in Shares (with fractional Shares paid in cash).
A Participant who elects to repay the balance of a loan using direct debit (ACH) as described in Article XI(2)(f) must wait 15 days from the date the Participant provides his direct debit banking information before he can request any withdrawal from his Account pursuant to this Article VI.
(5) VALUATION PROCEDURES:

Each withdrawal under this Article VI shall be charged to the Participant’s Account on the day on which the withdrawal request is processed in accordance with the Plan’s procedures.
Article VII.
TRUST FUND
(1) CONTRIBUTIONS AND ASSETS:
(a) With respect to the Plan, all contributions will be paid into the Trust Fund.
(b) Corporation Matching Contributions and Corporation Nonelective Contributions for a Plan Year shall be paid to the Trust Fund at the time or times determined by the Corporation in its sole and absolute discretion, provided that such payments shall be made no later than the time prescribed by law (including extensions) for filing the Corporation’s federal income tax return for the taxable year of the Corporation with or within which the Plan Year ends. Before-Tax and After-Tax Contributions will be transferred to the Trust Fund within the time period required by law.
(c) The Trust Fund will be held, invested, and disbursed by the Trustee acting in accordance with the provisions of the Plan and the Trust Agreement. All benefits payable hereunder will be paid from the Trust Fund.
(d) Notwithstanding anything herein to the contrary, to the extent provided in the Trust Agreement, some or all of the Trust Fund may be held in a group trust, provided that the group trust and the group trust instrument satisfy all applicable requirements such that:
(i) The group trust is exempt from taxation under Code Section 501(a) with respect to its funds that equitably belong to participating trusts described in Code Section 401(a), and
(ii) The status of individual trusts as qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) will not be affected by the pooling of their funds in the group trust.
In the event that any part of the Trust Fund is held in a group trust pursuant to this subsection (d), (A) the group trust instrument is adopted as a part of this Plan with respect to such part of the Trust Fund, and (B) all references in this Plan to the Trust, Trust Agreement, or the Trustee (including references to the Company Stock Trustee) shall be deemed to be references to the group trust, the group trust agreement, or the group trust trustee to the extent indicated by the context and consistent with the terms of the group trust instrument.
(2) TRUST FUND:
(a) Except as otherwise provided herein, LMIMC may, in its sole and absolute discretion, from time to time appoint an Investment Manager or Managers or name a fiduciary to direct the Trustee with respect to the investment of all or any part of the Trust Fund. The Trust Fund is for the exclusive benefit of Participants and their Beneficiaries, provided that it may also be used (i) to pay any reasonable expenses arising from the operation of the Plan (including Trustee fees and expenses), (ii) to reimburse the Corporation for its advancement of any such expenses, and (iii) for any other purpose permitted by ERISA, the Code, and other applicable laws.
(b) No person shall have any interest in or right to the Trust Fund or any part thereof, except as expressly provided in the Plan.
(c) No liability for payments under the Plan shall be imposed upon LMIMC, the Plan Administrator, the Corporation, the Employing Companies, the Employer, or the employees, officers, directors, or stockholders of any of the foregoing, except as, and only to the extent, expressly provided by law, and none of the foregoing nor any fiduciary guarantees against investment loss or asset depreciation.
(3) VALUATION OF COMPANY STOCK:
Company Stock held in Participants’ Accounts shall be valued in such manner and as of each Valuation Date or such other dates as may be prescribed by the Plan Administrator in its sole and absolute discretion. To the extent the Corporation issues shares of Company Stock to be allocated to Participants’ Accounts in connection with the operation of the Plan, the shares issued by the Corporation shall be valued using the closing price for Company Stock as reported on the New York Stock Exchange on the date the shares are allocated to Participant Accounts. If no such price is available, the most recent closing price for Company Stock on the New York Stock Exchange will be used.
(4) TENDER/VOTING OF COMPANY STOCK
The Company Stock Trustee (as defined below) shall have trustee responsibilities with respect to the voting, tender or exchange of Company Stock as set forth herein.
(a) Tender for Stock. All tender or exchange decisions with respect to Company Stock held in the Company Stock Fund by the Plan shall be made in accordance with the following provisions of this Section:
(i) In the event an offer is received by the Plan (including a tender offer for Shares subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange Shares held in the Company Stock Fund by the Plan (an “Offer”), the Company Stock Trustee will notify the Corporation to advise each Participant who has part or all of his Account invested in the Company Stock Fund of the terms of the Offer as soon as practicable after its commencement and to advise each Participant as to the procedures with a form by which he may instruct the Company Stock Trustee confidentially whether or not to tender or exchange Shares allocated to his Account (including fractional Shares to 1/10th of a Share). The materials furnished to the Participants shall include (A) a notice from the Company Stock Trustee that the Company Stock Trustee will not tender or exchange Shares for which timely instructions are not received by the Company Stock Trustee and (B) related documents provided generally to the shareholders of the Corporation pursuant to the Securities Exchange

Act of 1934. LMIMC and the Company Stock Trustee may also provide Participants with such other material concerning the Offer as the Company Stock Trustee or LMIMC in its sole and absolute discretion determine to be appropriate, provided, however, that prior to any distribution of materials by LMIMC, the Company Stock Trustee shall be furnished with complete copies of all materials. The Corporation and LMIMC will cooperate with the Company Stock Trustee to ensure that Participants receive the requisite information in a timely manner. Notwithstanding anything contained herein to the contrary, in the event an Offer is issued by a person or entity other than the Corporation, prior to distributing materials under this Section, the Company Stock Trustee may require that the issuer advance sufficient funds as are necessary to cover the cost of distributing materials to, and soliciting responses from, Participants.
(ii) The Company Stock Trustee shall tender or not tender Shares or exchange Shares held in the Company Stock Fund and allocated to a Participant’s Account (including fractional Shares to 1/10th of a Share) only to the extent instructed by the Participant. If tender or exchange instructions for Shares held in the Company Stock Fund and allocated to a Participant’s Account are not timely received by the Company Stock Trustee, the Company Stock Trustee will treat non-receipt as a direction not to tender or exchange such Shares.
(iii) In the event, under the terms of an Offer or otherwise, any Shares tendered for sale or exchange pursuant to such Offer may be withdrawn from such Offer, the Company Stock Trustee shall follow instructions respecting the withdrawal of the securities from the Offer in the same manner and the same proportion as shall be timely received by the Company Stock Trustee from the Participants entitled under this Section to give instructions for the sale or exchange of securities pursuant to such Offer.
(iv) In the event that an Offer for fewer than all of the Shares held in the Company Stock Fund by the Plan is received, a Participant who has been allocated Shares in the Company Stock Fund subject to such Offer shall be entitled to direct the Company Stock Trustee as to the acceptance or rejection of the Offer (as provided by paragraphs (i)-(iii) of this Section) with respect to the largest portion of the Company Stock in the Company Stock Fund and allocated to his Account as may be possible, given the total number or amount of Shares that may be sold or exchanged pursuant to the Offer, based upon the instructions received from all other Participants who timely submit instructions pursuant to this Section to sell or exchange Shares pursuant to such Offer, each on a pro rata basis in accordance with the number or amount of such Shares in the Company Stock Fund and allocated to the Participant’s Account that the Participant instructs the Company Stock Trustee to tender or exchange.
(v) In the event an Offer is received and instructions are solicited from Participants pursuant to paragraphs (i)-(iv) of this Section regarding such Offer, and prior to termination of such Offer, another Offer is received by the Plan for the securities subject to the first Offer, the Company Stock Trustee shall use best efforts under the circumstances to solicit instructions from the Participants (A) with respect to securities tendered for sale or exchange pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender securities withdrawn for sale or exchange pursuant to the second Offer and (B) with respect to securities not tendered for sale or exchange pursuant to the first Offer, whether to tender such securities for sale or exchange pursuant to the second Offer. The Company Stock Trustee shall follow all instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsections (i)-(iv) of this Section. With respect to any further Offer for any Company Stock received by the Plan and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Company Stock Trustee shall act in the same manner as described above.
(vi) A Participant’s instructions to tender or exchange Shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant’s interest in the Plan. Participants are designated Named Fiduciaries for the purposes of making tender or exchange decisions with respect to Shares in the Company Stock Fund in their Account.
(vii) Cash received in exchange for tendered Shares will be credited to the Account of the Participant whose Shares were tendered and will be used by the Company Stock Trustee to purchase Company Stock, as soon as practicable. In the interim, the Company Stock Trustee will invest such cash in short-term investments permitted under the Trust.
(viii) The instructions received by the Company Stock Trustee from Participants shall be held by the Company Stock Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Employer, except as otherwise provided herein or required by law. The Company Stock Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator to the extent such action, after consultation with the Corporation, is found necessary to maintain confidentiality of Participant responses and/or to adequately discharge its obligations as a Named Fiduciary. The Company Stock Trustee may retain the services of a third party to mail information to Participants, to tabulate Participant directions, and to perform such other ministerial tasks as it deems are appropriate.
(b) Voting of Stock. Voting rights on Shares held by the Plan shall be exercised in accordance with the following provisions of this Section:
(i) As soon as practicable before each annual or special shareholders’ meeting of the Corporation, the Company Stock Trustee shall furnish each Participant with a copy of the proxy solicitation material sent generally to shareholders, together with forms requesting confidential instructions on how the Shares held in the Company Stock Fund and allocated to a Participant’s Account are to be voted. The Corporation and LMIMC shall cooperate with the Company Stock Trustee to ensure that Participants receive the requisite information in a timely manner. The materials furnished to the Participants shall include a notice from the Company Stock Trustee that Shares for which timely instructions are not received by the Company Stock Trustee will be voted by the Company Stock Trustee in proportion to those Shares for which timely instructions were received from Participants except to the extent that the Company Stock Trustee determines that to vote the Shares in such manner would not be consistent with ERISA. Notwithstanding anything contained herein to the contrary, in the event a person or entity other than the Corporation solicits proxies from shareholders of the Corporation, prior to distributing materials under this Section, the Company Stock Trustee may require that the proxy solicitor advance sufficient funds as are necessary to cover the cost of the distributing materials to, and soliciting instructions from, Participants.

(ii) With respect to all corporate matters submitted to shareholders, all Shares in the Company Stock Fund and allocated to Participants’ Accounts shall be voted in accordance with the directions of Participants as given to the Company Stock Trustee. A Participant shall be entitled to direct the voting of Shares (including fractional Shares to 1/10th of a Share) held in the Company Stock Fund and allocated to his Account. If, however, voting instructions for Shares in the Company Stock Fund and allocated to a Participant’s Account are not timely received by the Company Stock Trustee for a particular shareholder’s meeting, the Shares shall be voted by the Company Stock Trustee in proportion to those Shares in the applicable Fund for which timely instructions were received from Participants except to the extent that the Company Stock Trustee determines that to vote the Shares in such manner would not be consistent with ERISA.
(iii) The instructions received by the Company Stock Trustee from Participants shall be held by the Company Stock Trustee in strict confidence and shall not be divulged or released to any person including directors, officers, or employees of the Employer, except as otherwise provided herein or required by law. The Company Stock Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator to the extent such action, after consultation with the Corporation, is found necessary to maintain confidentiality of Participant responses and/or to adequately discharge its obligations as a Named Fiduciary. The Company Stock Trustee may retain the services of a third party to mail information to Participants, to tabulate Participant directions, and to perform such other ministerial tasks as it deems are appropriate.
(c) Beneficiary. In the case of a deceased Participant, this Section shall apply to the Participant’s Beneficiary.
(d) Rights with Respect to Other Securities. The Trustee shall vote, tender, and exercise other rights for any securities held by the Plan other than Company Stock in accordance with the directions of the applicable Investment Manager.”
(e) Company Stock Trustee. A bank or trust company qualified under the laws of the United States or of any State to operate thereunder as a trustee appointed by LMIMC to serve as trustee with respect to the Company Stock Fund to the extent set forth in this Section.
Article VIII.
ESOP PROVISIONS
(1) ESOP:
The portion of the Plan that is invested in the Company Stock Fund is also intended to constitute an employee stock ownership plan under section 4975(e)(7) of the Code (the “ESOP”). The ESOP is designed to invest primarily in qualifying employer securities as provided in Code Section 404(k)(6). The portion of the Plan that constitutes the ESOP shall be treated as such for all purposes including but not limited to sections 404(a)(9), 404(k) and 415(c) of the Code.
(2) PUT OPTION

(a) With respect to the Company Stock Fund, if at the time of distribution, Stock distributed from the Company Stock Fund is not readily tradable on an established market, such Stock shall be subject to a put option. Such put option shall be subject to the provisions of this Section (2) and, notwithstanding anything herein to the contrary, all other applicable provisions of law. The put option must be exercisable only by a Participant, by the Participant’s donees, or by a person (including an estate or its distributee) to whom the security passes by reason of a participant’s death. The put option must permit the participant to put the security to the Corporation. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Corporation at the time that the put option is exercised. If it is known at the time a loan is made that Federal or state law will be violated by the Corporation’s honoring such put option, the put option must permit the security to be put, in a manner consistent with such law, to a third party (e.g. an affiliate of the Corporation’s or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.
(b) A put option described in subsection (a) shall be exercisable during the 60-day period which begins on the date the security subject to the put option is distributed by the Plan. If such a put option is not exercised within such 60-day period, the put option shall be exercisable for an additional 60-day period in the following plan year, in accordance with applicable law.
(c) The provisions of this subsection (c) shall apply to a put option described in subsection (a).
(i) A put option is exercised by the holder notifying the Corporation in writing that the put option is being exercised.
(ii) The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law.
(iii) The price at which a put option must be exercisable is the value of the security, determined in accordance with Treasury Regulation 54.4975-11(d)(5) (or any applicable successor provision), Code Section 401(a)(28)(C), and other applicable laws.
(iv) The provisions for payment under a put option must meet the following requirements:
(A) In the case of a distribution within 1 taxable year to the recipient of the balance to the credit of the recipient’s Account, there must be adequate security and a reasonable interest rate with respect to any deferral of payments and payments must be made at least as rapidly as substantially equal periodic payments (not less frequently than annually) over a period beginning within 30 days after the date the put option is exercised and ending not more than 5 years after such date.
(B) In the case of a distribution not subject to subparagraph (A), payment under the put option must be completed within 30 days after the date the put option is exercised.

(v) Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the employer’s articles of incorporation, unless so required by applicable state law.
Except as otherwise permitted in Treasury Regulation 54.4975-11(a)(3)(ii) (or any applicable successor provision), the protections and rights described in subsections (a) through (c) are non-terminable and thus shall continue to exist if the Plan ceases to contain a Company Stock Fund.
(3) DIVERSIFICATION RIGHTS:
The investment restrictions of Article IX of the Plan shall continue to apply to Shares in the Company Stock Fund.
(4) DIVIDENDS ON SHARES:
(a) Allocated dividends with respect to Shares in the Company Stock Fund shall, in a manner consistent with Code Section 404(k) and to the extent permitted by law, be either (x) retained in the Account of the applicable Participant, subject to the otherwise applicable provisions of this Plan, or, (y) if elected by the Participant (or, in the case of a deceased Participant, his Beneficiary) for a Plan Year, be paid out to the applicable Participant (or, in the case of deceased Participant, his Beneficiary) on a quarterly basis. Any election by a Participant pursuant to this Section (4)(a) shall be made in accordance with rules and procedures established by the Plan Administrator. In the event a Participant does not properly make an election pursuant to this section, such Participant will be deemed to have elected to have such allocated dividends retained in his Account.
(b) A dividend shall be treated as made with respect to a Share in the Company Stock Fund if and only if such Share were held in the Company Stock Fund on the record date for such dividend.
Article IX.
PARTICIPANT ACCOUNTS
(1) RECORDS, ALLOCATIONS, AND INVESTMENTS:
(a) (i) An Account shall be established for each Participant. The Plan Administrator shall keep appropriate books and records showing the respective interests of all the Participants hereunder, or the Plan Administrator may delegate that responsibility to the Trustee or to a third party recordkeeper.
(ii) Except for the Company Stock Fund, LMIMC shall have the authority, in its sole and absolute discretion, to (A) designate funds as Investment Funds, (B) add or delete Investment Funds, and (C) prescribe any necessary or appropriate rules regarding the availability of Investment Funds. For example, LMIMC has the authority to prescribe rules limiting the availability of Investment Funds (other than the Company Stock Fund) prior to the liquidation of the Plan’s investment in such Investment Fund. Another example of LMIMC’s authority is that the availability of an Investment Fund (other than the Company Stock Fund) to one or more Participants may be limited in any ways permissible under applicable law.
The Company Stock Fund shall be included among the Investment Funds. The Company Stock Fund shall be invested exclusively in Company Stock (except to the extent that liquidity is determined by the Investment Manager to be required to effect stock purchases, sales, distributions and other transactions of the Fund), without regard to (A) the diversification of assets, (B) the risk profile of the Company Stock, (C) the amount of income provided by the Company Stock, or (D) the fluctuation in the fair market value of Company Stock, unless the Independent Fiduciary in its sole discretion, determines that continuing to invest in Company Stock is imprudent under ERISA. Notwithstanding any other provision of the Plan, the Independent Fiduciary shall at all times have the exclusive authority and control with respect to the Company Stock Fund, to be invested in accordance with this paragraph. The Independent Fiduciary shall be a named fiduciary within the meaning of ERISA Section 402(a)(2) with respect to the Company Stock Fund to the extent of its duties and responsibilities described in this Article. In its capacity as Independent Fiduciary, the Independent Fiduciary shall have no authority or responsibility with respect to the administration of the Plan or the management of any investment other than the Company Stock Fund. The Independent Fiduciary shall have the following powers with respect to the Company Stock Fund, which it shall exercise consistent with the investment mandate and presumption described in this paragraph:
(A) To impose any limitation or restriction on the investment of Plan accounts in the Company Stock Fund to the extent consistent with ERISA;
(B) To direct the sale or other disposition of all or any portion of the Company Stock held in the Company Stock Fund;
(C) To direct the reinvestment of the proceeds from any sale or other disposition of Company Stock in short-term cash equivalent investments in the Company Stock Fund;
(D) To communicate with participants of the Plan from time to time regarding the matters within the Independent Fiduciary’s purview; and
(E) To instruct the Trustee and/or applicable Investment Manager as necessary for it to carry out these responsibilities.
Notwithstanding the foregoing, the Corporation reaffirms its intent that the Company Stock Fund shall continue to be an Investment Fund under the Plan and exclusively invested in Company Stock unless the Independent Fiduciary determines in its sole discretion that continuing to invest in Company Stock is imprudent under ERISA. The Corporation further clarifies that and confirms that it intended to align the interests of its shareholders and Participants by establishing the Company Stock Fund, and any action that frustrates that purpose is contrary to this intent.
(iii) The Plan is intended to constitute a plan described in ERISA Section 404(c) and Labor Regulation § 2550.404c-1 (or any applicable successor provision) with respect to all amounts allocated to Participants’ Accounts. The Plan shall be interpreted and construed in accordance with this intent.
(b) Matching, Before-Tax, After-Tax, Nonelective, and Rollover Contributions, QNECs, and Transferred Amounts made by or on behalf of a Participant shall be allocated to the Participant’s Account in a manner consistent with applicable requirements.
(2) INVESTMENT ELECTIONS:
(a) Except as otherwise provided in this Plan, each Participant must elect, at the time the Participant’s Account is established, the Investment Fund or Funds in which Investment Contributions will be invested. Such election must be made in increments of 1%; the 1%-increment requirement may, at the Participant’s option, be applied separately with respect to the portion of any Investment Contribution attributable to Roth Deferral Contributions and non-Roth Deferral Contributions.
(b) Notwithstanding the foregoing provisions of this Article VI, the Trustee may, in its sole and absolute discretion, invest amounts in money market funds, checking accounts, or the like, pending investment or disbursement or as is necessary to satisfy the liquidity requirements of the Trust.
(c) (i) Except as otherwise provided in this Plan, a Participant may elect to change the Investment Funds in which future Investment Contributions will be invested subject to the same 1%-increment rule set forth in Section (2)(a).
(ii) A Participant may elect to change the Investment Funds in which his Account is invested. Such election is not required to correspond in any fashion with the election in effect with respect to the Participant under subsection (a) or (c)(i). Such an election must be made in increments of 1% and may at the Participant’s option, be applied separately with respect to the portion of his Account attributable to Roth Deferral Contributions and non-Roth Deferral Contributions.
(iii) Any change pursuant to this subsection (c) is to be made by application to the Plan Administrator in a manner designated by the Plan Administrator for that purpose. Any change of Investment Funds for future contributions under subsection (c)(i) will be effective within an administratively reasonable time after receipt of the Participant’s investment election change in accordance with the procedures established by the Plan Administrator. Reinvestment of all or part of an existing Account balance will be effective as of the close of business of the day that the Plan Administrator receives the investment election, in accordance with the procedures established by the Plan Administrator (or as of the close of business of the next business day if the day on which the election is received is not a business day); provided that if an election is received after the time designated by the Plan Administrator as the deadline for making changes effective, such investment election shall be effective as of the close of business of the next business day after the Plan Administrator receives the investment election.
(iv) An investment change election under subsection (c)(ii) may be in the form of a “Reallocation”, whereby the Participant elects the percentage (in 1% increments) of his

Account to be invested in each Investment Fund (other than the Self-Directed Brokerage Account Option set forth in Section (6) below), or a “Spot Transfer”, whereby the Participant elects to transfer a specific dollar amount or percentage of funds (in 1% increments) invested in a particular Investment Fund to another Investment Fund designated by the Participant. The Plan Administrator may establish such rules and procedures as it deems advisable with respect to reallocations and spot transfers including establishing minimum amounts for reallocation and transfer, and similar matters. Any reinvestment election under this subsection (c) shall be subject to and in accordance with such rules and procedures.
(d) Amounts that are invested in the Company Stock Fund may be reinvested, under the rules otherwise applicable under Section (1) and this Section (2), in another Investment Fund at the direction of the Participant to whose Account such amounts are allocated.
(e) Except as otherwise determined by LMIMC in connection with Transferred Amounts, if a Participant does not designate an Investment Fund for amounts to be allocated to his Account or designates an Investment Fund that is not available for investment by him hereunder, such amount shall be invested the Target Date Fund (as defined in the summary plan description or applicable Summary of Material of Modifications for the Plan) corresponding to the year beginning on the date closest to the Participant’s estimated retirement age of 65 (the “Default Investment Option”), subject to reinvestment under Section (1) and this Section (2).
(f) This subsection (f) will apply with respect to any investment elections by a Participant under Article IX(2)(c)(ii), relating to changes in the Investment Funds in which his Account is invested, including a transfer between another Investment Fund and the Self-Directed Brokerage Account option as set forth in Article IX(6)(b) (cumulatively an “Account Change Election”).
(i) Subject to Article IX(3), a Participant may make no more than 6 Account Change Elections in any calendar quarter. In addition to the other provisions of this subpart (f)(i), if a Participant makes an Account Change Election in accordance with Article IX(2)(c)(ii) and this subpart (f)(i) to transfer all or part of his Account Balance from an Investment Fund (referred to herein as the “Transferring Fund”) to another Investment Fund, then (x) during the 15 day period beginning on the day after the Account Change Election is effective (the “15 Day Waiting Period”) such Participant may not make another Account Change Election (either through a Reallocation or Spot Transfer) which would involve the purchase of additional units of the Transferring Fund with respect to his Account. A Participant may make Spot Transfers (as defined in Article IX(2)(c)(iv) from the Company Stock Fund to other Investment Funds (including the SDBA Option) without regard to the 6 per quarter limitation in the first sentence of this subpart (i). With respect to amounts invested in a Default Investment Option pursuant to Section 2(e) of this Article, a Participant may during the “Initial Default Period” transfer all or part of such amount into one or more of the other Investment Funds offered under the Plan without regard to the fourth sentence of this subpart (f)(i). For this purpose, the “Initial Default Period” shall mean the 120-day period beginning on the date an amount was first invested in the Default Investment Option pursuant to Section (2)(e) of this Article.

(ii) Nothing in (f)(i) above shall limit the authority of LMIMC as set forth in Article IX(1)(a)(ii) and Article XII of the Plan or the authority of the Plan Administrator as set forth in Article IX and XII of the Plan, including the authority to develop and implement rules and procedures.
(3) RESTRICTIONS ON TRANSACTIONS:
(a) Notwithstanding anything to the contrary in Section (1) or (2), the Trustee or any Investment Manager may limit the daily volume of transactions with respect to any Investment Fund or decline to carry out any investment direction in order to act consistently with its responsibilities under all applicable laws or to avoid a prohibited transaction or the generation of taxable income to the Trust. The Trustee or any Investment Manager also may not complete a Plan transaction on the day such transaction would otherwise be completed under this Plan for other reasons that are appropriate in the sole and absolute discretion of the Trustee or the Investment Manager, taking into account their duties under ERISA. Such a reason could include, for example, a suspension of trading in an asset important to one of the Investment Funds or a major disruption of a securities market. Restrictions under this subsection (a) may apply to any transaction under the Plan, including transfers between Investment Funds, withdrawals, loans, and distributions.
If a transaction that is consistent with applicable law and with the provisions of this Plan is not completed on the day that it would otherwise have been completed under the Plan, the transaction shall be completed as soon as administratively practicable.
(b) In addition, notwithstanding anything herein to the contrary, transactions by a Participant or Participants may be restricted to the extent deemed necessary or appropriate, in the sole and absolute discretion of the Corporation, to comply with applicable laws, including but not limited to the federal securities laws. These restrictions could limit transfers of Account balances into or out of the Company Stock Fund. Also, the portion of such a restricted Participant’s Account that is invested in the Company Stock Fund shall not be available for withdrawal prior to the Participant’s death or Termination of Employment or for a loan under Article XI.
(4) CONFIDENTIALITY REGARDING COMPANY STOCK:
Information relating to the purchase, holding, and sale of Company Stock, and the exercise of voting, tender, and similar rights with respect to Company Stock shall be held by the Company Stock Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Employer, except as otherwise provided herein or required by law. The Company Stock Trustee may retain the services of a third party to mail information to Participants, to tabulate Participant directions, and to perform such other ministerial tasks as it deems are appropriate.
(5) VALUATION OF ACCOUNTS:
(a) As of any applicable date, the value of each Account shall be expressed in terms of Units in the applicable Investment Fund. The Unit Value shall be determined separately for each Investment Fund. The Unit Value of any Investment Fund shall be determined by dividing the market value of the assets in the Investment Fund by the total number of Units in the Fund.
(b) All deposits made to an Investment Fund shall be converted into Units by dividing the dollar amount of such deposit by the value of one Unit in the Investment Fund determined as of the Valuation Date on which the deposits are made.
(6) SELF-DIRECTED BROKERAGE ACCOUNT
(a) In addition to other Investment Funds made available under the Plan, there shall be available a Self-Directed Brokerage Account option (“SDBA Option”) whereby a Participant may elect to invest the Participant’s Transferable Account Balance in stocks, mutual funds, or bonds of the Participant’s choosing. For purposes of this Section, “Transferable Account Balance” shall mean the balance that may be reinvested under Article IX(2) of the Plan (excluding Roth Deferral Contributions, rollovers of Roth amounts and In-Plan Roth Rollovers).
(b) The SDBA Option shall be considered an Investment Fund for purposes of Article IX(1)(a)(iii) and for purposes of Spot Transfers (but not Reallocations) under Article IX(2)(c)(ii) of the Plan. Notwithstanding the foregoing, no Investment Contribution may be made directly to the SDBA Option, and amounts the Participant desires to invest through the SDBA Option must be first transferred to the SDBA Option from an Investment Fund(s) pursuant to Article IX(2). A Participant’s initial Spot Transfer from an Investment Fund(s) to the SDBA Option must be in an amount of at least $500, and any subsequent transfer from an Investment Fund(s) must be in an amount of at least $500. Transfers from the SDBA Option to another Investment Fund(s) shall be made by first selling assets in the SDBA Option and transferring the money to another Investment Fund(s) in accordance with procedures established by the Plan Administrator. This Section (6)(b) shall take precedence over any contrary provision of the Plan.
(c) The Plan Administrator shall establish rules and procedures with respect to the operation of the SDBA Option, including rules and procedures regarding transfer of Account Balances to the SDBA Option, and similar matters related to the operation of the SDBA Option. Any election to direct investments through the SDBA Option shall be subject to and in accordance with rules and procedures established by the Plan Administrator.
(d) A Participant who elects to direct investments through the SDBA Option may, from time to time, place an order or orders with the Trustee or person designated by the Trustee for the assets the Participant desires to have purchased for his Account. Subsequent investments through the SDBA Option shall be made by the Participant, and shall be paid for with funds in the Participant’s SDBA Option and shall be delivered directly to the Trustee. Assets in the SDBA Option will be charged a proportionate share of Plan administrative expenses. Such share shall be determined daily based on the market value of assets in the Participant’s SDBA Option, with expenses charged on a monthly basis to the Participant’s other Investment Funds as a reduction in applicable units owned. In addition, brokerage commissions and other transaction fees associated with the SDBA Option shall be paid with funds from the Participant’s SDBA Option in accordance with rules and procedures established by the Plan Administrator.

(e) No distribution, withdrawal, or loan may be made directly from assets in the SDBA Option, and amounts in the SDBA Option shall not be included for purposes of determining any limits on the amount of any loan or withdrawal which may be available under the Plan; provided, however, that a lump sum distribution on account of Termination of Employment may be made directly form the assets of the SDBA Option. This Section (6)(e) shall take precedence over any contrary provision in the Plan.
(f) A Participant may not make an Account Change Election under IX(2)(c)(ii) which involves the transfer of any amount (whether through Reallocation or Spot Transfer) directly from the Investment Fund designated as the Stable Value Fund (the “Stable Value Fund”) to the Self-Directed Brokerage Account Option. If a Participant makes an Account Change Election under IX(2)(c)(ii) which involves the transfer of an amount from the Stable Value Fund to one of the other Investment Funds (other than the SDBA Option), such amount transferred from the Stable Value Fund shall be designated as “non-SDBA transferable” for a period beginning on the effective date of the Account Change Election and ending 90 days thereafter, and during such 90 day period may not be transferred to the SDBA Option. In the event that a Participant’s account in the SDBA Option is credited with trailing dividends, residual interest credits, or any other similar amounts held in a cash account (collectively “residual payments”) after the date on which the Participant transferred his entire balance in the SDBA Option to another investment option in the Plan, such residual payments will be transferred to the Stable Value Fund in the Plan on a periodic basis. This provision shall apply only if the post-transfer SDBA credits are the only funds remaining in the Participant’s account in the SDBA Option at the time of the transfer to the Stable Value Fund.
(g) In addition to the other Investment Funds and the non-Roth SDBA Option in the Plan, there shall be available a Roth Self-Directed Brokerage Account option (“Roth SDBA Option”) whereby a Participant may elect to invest the Participant’s Transferable Account Balance derived from Roth Deferral Contributions, including rollovers of Roth amounts and In-Plan Roth Rollovers, in stocks, mutual funds, or bonds of the Participant’s choosing. The provisions of the Plans and the fee schedules relating to the SDBA Option shall be applied separately to the Roth SDBA Option (including In-Plan Roth Rollover amounts) except as follows:
(i) The $500 minimum initial transfer amount may be divided between the non-Roth SDBA Option and the Roth SDBA Option in the Plan; and
(ii) A Participant must have a minimum account balance of $1,000 in order to open a non-Roth SDBA Option account or a Roth SDBA Option account or both.
Article X.
ACCOUNT DISTRIBUTION: TERMINATION; DEATH; TRANSFER
(1) ELIGIBILITY FOR AND DISTRIBUTION OF ACCOUNT: TERMINATION AND DEATH:

(a) Except as otherwise provided herein, a Participant shall be eligible to receive the entire amount to the credit of his Account in the event of the Participant’s Termination of Employment, provided that an event shall not constitute a Termination of Employment with respect to any part of the Participant’s Account unless such event is a Termination of Employment with respect to a Participant’s entire Account. For this purpose, a Participant’s Account shall not be treated as including any amounts previously transferred or distributed, even if such transfer or distribution is made after or on account of the same event.
(b) In the event of the death of a Participant, payment of such Participant’s Account shall be made to his Beneficiary.
(c) A Participant who elects to repay the balance of a loan using direct debit (ACH) as described in Article XI(2)(f) must wait 15 days from the date the Participant provides his direct debit banking information before he can request any distribution from his Account pursuant to this Article X.
(2) ELIGIBILITY FOR DISTRIBUTION OF ACCOUNT: TRANSFERS OF EMPLOYMENT:
(a) If an Eligible Employee remains employed by the Employer but ceases to be an Eligible Employee, no further contributions shall be made to the Plan by or on behalf of such individual with respect to periods during which he is not an Eligible Employee. During the period during which such individual remains employed by the Employer, he shall not be treated as having had a Termination of Employment for purposes of the distribution provisions of this Plan.
(b) If a Participant remains employed by the Employer but ceases to be an Eligible Employee, the Account of such Participant may, in the sole and absolute discretion of the Plan Administrator, be transferred (other than in an Elective Transfer) to another plan maintained by the Employer, provided that such plan is qualified under Code Section 401(a) or 403(a).
(c) This subsection (c) shall only apply to a Participant who is among a group of individuals who by reason of the same event all (i) cease to be employed by the Employer and (ii) become employed by another employer for whom they are performing substantially the same services that they performed for the Employer. The Account of a Participant to whom this subsection (c) applies shall be transferred, in whole or in part, to a plan maintained by such new employer if (A) such plan is qualified under Code Section 401(a) or 403(a), and (B) such transfer is provided for in a document (such as a purchase agreement in the case of a sale by the Employer of the assets of a trade or business) setting forth the legal and contractual obligations of the parties involved in the event. The transfer may be an Elective Transfer or a transfer that is not an Elective Transfer, as provided for in the document described in the preceding sentence.
(d) Employees Transferred to USA. Each Participant whose employment ceases with the Employer as a result of a transfer of employment to the United States Alliance (“USA”) prior to March 31, 1997 (a “USA Participant”) shall not be considered to have incurred a Termination of Employment until such time as the USA Participant terminates employment with USA or such earlier time as is permitted for distribution under Code Section 401(k).

(3) PAYMENT OF PARTICIPANT ACCOUNT:
(a) In General. This Section (3) shall apply except to the extent otherwise provided in this Plan.
(b) Immediate Lump Sum Payment. A Participant who is eligible for a distribution from the Plan pursuant to Section (1) may elect to receive a distribution by making an application therefor to the Plan Administrator in a manner designated by the Plan Administrator. In such application, the Participant may elect to receive a distribution of his entire Account as a lump sum as soon as practicable after the application is received by the Plan Administrator and in accordance with the Plan’s normal processing standards and procedures. The Valuation Date for the distribution will be the day on which the Participant’s payment record is processed for distribution by the Plan Administrator.
(c) Installment Payments. In the application described in subsection (b), a Participant who is eligible for a distribution under Section (1) may elect to have his Account paid to him in:
(i) Monthly installments, the number of which must be a multiple of 12 and may not exceed the lesser of (A) 300 or (B) the number of months until the end of the joint life and last survivor expectancy of the Participant and his Spouse (determined in the manner set forth under Code Section 401(a)(9) except that a single determination shall be made for the year in which distributions commence (or the prior year to the extent required by Code Section 401(a)(9));
(ii) Quarterly installments, the number of which must be multiple of four and may not exceed the lesser of (A) 100 or (B) the number of quarters until the end of the joint life and last survivor expectancy of the Participant and his Spouse (determined in the manner set forth under Code Section 401(a)(9) except that a single determination shall be made for the year in which distributions commence (or the prior year to the extent required by Code Section 401(a)(9)); or
(iii) Semi-annual installments, the number of which must be multiple of two and may not exceed the lesser of (A) 50 or (B) the number of six-month periods until the end of the joint life and last survivor expectancy of the Participant and his Spouse (determined in the manner set forth under Code Section 401(a)(9) except that a single determination shall be made for the year in which distributions commence (or the prior year to the extent required by Code Section 401(a)(9)); or
(iv) Annual installments, the number of which must be a multiple of one and may not exceed the lesser of (A) 25, or (B) the number of years until the end of the joint life and last survivor expectancy of the Participant and his Spouse (determined in the manner set forth under Code Section 401(a)(9) except that a single determination shall be made for the year in which distributions commence (or the prior year to the extent required by Code Section 401(a)(9)).
Any election under Section (3)(c) may not be modified by the Participant except to the extent permitted under Section (3)(d).

(d) Installment Payment Methodology. Installment payments described in subsection (c) shall be subject to the following provisions:
(i) The first monthly, quarterly, semi-annual, or annual payment will be made as soon as practicable after the Participant’s application is received by the Plan Administrator. Except to the extent required to satisfy subsection (d)(vi), the amount of each payment will be determined by dividing the value of the Participant’s Account balance by the number of payments remaining in the payment schedule.
(ii) Each Participant who elects the installment option may also elect to make interim withdrawals at any time after the payment of the first installment has been made; provided that a Participant who elects any interim withdrawal may not make another interim withdrawal for at least 12 months following the Participant’s prior interim withdrawal; provided further that this subsection (d)(ii) shall not apply in the case of a deemed election described in subsection (e).
(iii) A Participant who elects the installment option may elect to receive a lump sum distribution of the balance of his Account at any time.
(iv) In the event the Participant dies prior to a complete distribution of his Account, the balance of his Account will be paid in a single sum payment to his Beneficiary in accordance with subsection (g) below.
(v) All payments under this subsection (d) shall be valued as of the day on which the payment is processed for distribution by the Plan Administrator.
(vi) The amount of any cash distributed under this subsection (d) for any installment under Section (3)(c) shall not be less than $30.
(e) Age 70 1/2. Notwithstanding anything to the contrary in this Section (3), if (i) a Participant is eligible for a distribution from the Plan under Section (1) and (ii) the Plan Administrator has not received a proper distribution application from the Participant by the Applicable Date, the Participant shall be deemed to have made an election under Section (3)(c)(iv) on the Applicable Date to receive his distribution in 13 annual installments; provided that to the extent required by Article X(7)(c), there shall be less than 12 months between any two installments. For purposes of this subsection (e), the term “Applicable Date” shall mean the latest of (A) the attainment of age 70 1/2, (B) December 15 of the Plan Year in which the Participant has a Termination of Employment, or (C) the date that is 30 days after a notice is sent to the Participant by the Plan Administrator informing him of the applicability of the distribution form described in this subsection (e) if a proper distribution application is not received by the Applicable Date. The figure “13” in the second preceding sentence shall be reduced by one for each year (or fraction thereof) by which the Participant’s age on the Applicable Date exceeds age 70 1/2.
(f) Limits on Distribution during Reemployment. Notwithstanding the foregoing, no distribution shall be made pursuant to this Section (3) if, at the time such distribution would be made, the Participant has been reemployed by the Employer as an Employee. Any further distribution shall be deferred until the Participant again qualifies for such a distribution under the terms of the Plan.
(g) Death Benefits. In the event of the death of a Participant, all amounts credited to his Account shall be distributed in a single payment to his Beneficiary as soon as practicable and in accordance with the Plan’s normal processing standards and procedures.
(4) MEDIUM OF DISTRIBUTION:
All distributions shall be made in cash. Notwithstanding the preceding, if a Participant or Beneficiary whose Account includes an interest in the Company Stock Fund so elects in the manner prescribed therefor by the Plan Administrator, distribution of all or part of such interest shall be in Shares (with fractional Shares paid in cash); provided that any amount paid as an annuity shall be paid only in cash. See also Section (11)(e).
(5) OTHER DISTRIBUTIONS:
In the event that a loan made to a Participant under Article XI is in default (as determined by the Plan Administrator under terms that are incorporated herein by reference) and the Plan Administrator determines, under terms that are incorporated herein by reference, that it is necessary for a distribution to be made under the Plan in order to cure such default and that such a distribution could be made under the terms of this Plan and Treasury Regulation § 1.401(k)-1(d) (or any applicable successor provision), the Plan Administrator, with notice to the Participant, shall cause a distribution to be made on behalf of the Participant under the Plan which shall be applied by the Plan Administrator to the unpaid balance of the loan, including accrued interest. Such distribution shall be charged against the security for the loan, as determined under Article XI(2)(h). Any such distribution shall be subject to whatever restrictions and other rules are applicable under Article VI, Article X, or other Plan provisions, as the case may be, except to the extent that the context clearly indicates otherwise.
(6) QUALIFIED DOMESTIC RELATIONS ORDERS:
The Plan shall comply with any order determined by the Plan Administrator to be a qualified domestic relations order (within the meaning of Code Section 414(p)). Notwithstanding the foregoing, a payment under a qualified domestic relations order may commence at the time set forth in the order, even if such time would be earlier than the date on which the amount would otherwise be payable to the Participant under the Plan.
The Plan Administrator shall establish reasonable procedures consistent with applicable rules to determine the qualified status of domestic relations orders and to administer distributions under such qualified domestic relations orders (or the segregation of amounts pending determination of such status).
(7) ADDITIONAL DISTRIBUTION RULES:
(a) Distributions of Small Amounts.

(i) If a Participant has a Termination of Employment, and the value of his Account exceeds $5,000 (determined as of such times and in such manner as are required by Code Section 411(a)(11)), his Account will not be distributed to him prior to his attainment of age 70½ without his written consent. Notwithstanding anything in this Plan to the contrary (including, without limitation, Section (11)), if a Participant has a Termination of Employment, and the value of his Account does not exceed $5,000 (determined as of such times and in such manner as are required by Code Sections 411(a)(11) and 417), and if he does not elect a distribution of his entire Account under this Article X, his Account shall be distributed as soon as practicable, consistent with Plan administrative procedures, in a single sum without his consent. For purposes of this Section (7)(a), the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings applicable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s account balance as so determined is $5,000 or less, the Plan shall distribute the Participant’s entire nonforfeitable account balance in accordance with the second sentence of this section.
(b) Distribution Due Date. Unless a Participant elects otherwise, the distribution of the Participant’s Account shall begin not later than the sixtieth day after the close of the Plan Year in which the latest of the following dates occurs:
(i) the date on which the Participant attains age 65;
(ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or
(iii) the date on which the Participant has a Termination of Employment.
For purposes of this subsection (b), the failure by a Participant to submit to the Plan Administrator a proper distribution application in a timely fashion to receive a distribution by the day described in the preceding sentence shall be deemed to be an election by the Participant not to receive a distribution by such day.
(c) Minimum Distribution Requirements
(i) General Rule.
(A) Precedence. The requirements of this Section 7(c)(i)(A) will take precedence over any inconsistent provisions of the Plan, provided that this Section shall not be considered to allow a participant or beneficiary to delay a distribution beyond the time otherwise provided in the Plan or elect an optional form of benefit not otherwise provided in the Plan.
(B) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.
(ii) Time and Manner of Distribution.

(A) Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s Required Beginning Date.
(B) Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(I) If the participant’s surviving spouse is the participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, on or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(II) If the participant’s surviving spouse is not the participant’s sole Designated Beneficiary, then the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
(III) If there is no Designated Beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
(IV) If the participant’s surviving spouse is the participant’s sole Designated Beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section (c)(ii)(B), other than section (c)(ii)(B)(I), will apply as if the surviving spouse were the participant.
For purposes of this section (c)(ii)(B) and section (c)(iv), unless section (c)(ii)(B)(IV) applies, distributions are considered to begin on the participant’s Required Beginning Date. If section (c)(ii)(B)(IV) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section (c)(ii)(B)(I). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section (c)(ii)(B)(I)), the date distributions are considered to begin is the date distributions actually commence.
(C) Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections (c)(iii) and (c)(iv). If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.
(iii) Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(I) the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or
(II) if the participant’s sole Designated Beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.
(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section (c)(iii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.
(iv) Required Minimum Distributions After Participant’s Death.
(A) Death on or After Date Distributions Begin.
(I) Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the participant’s death is the quotient obtained by dividing the participant’s Account Balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s Designated Beneficiary, determined as follows:
(1) The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
(2) If the participant’s surviving spouse is the participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3) If the participant’s surviving spouse is not the participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(II) No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s Account Balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
(B) Death Before Date Distributions Begin.
(I) Participant Survived by Designated Beneficiary. If the participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s Account Balance by the remaining life expectancy of the participant’s Designated Beneficiary, determined as provided in section (c)(iv)(A).
(II) No Designated Beneficiary. If the participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
(C) Death of Surviving Spouse before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section (c)(ii)(B)(I), this section will apply as if the surviving spouse were the participant.
(v) Definitions.
(A) Designated Beneficiary. The individual who is designated as the beneficiary under Article I of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.
(B) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under section (c)(ii)(B). The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
(D) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(E) Required Beginning Date. The date defined in Code Section 401(a)(9) and the regulations promulgated thereunder.
(d) Rollovers to Other Plans.
(i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section (7)(d), a Distributee may elect at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
(ii) For purposes of Section (7)(d)(i), the following rules apply:
(A) In the sole and absolute discretion of the Plan Administrator, a Direct Rollover may be made by any means permitted by Treasury Regulation §1.401(a)(31)-1, Q/A-3 and Q/A-4 (or any applicable successor provision).
(B) The Plan Administrator may, in its sole and absolute discretion, require, as a condition of making a Direct Rollover, that the Distributee electing the Direct Rollover provide such information or documentation as is permitted under Treasury Regulation §1.401(a)(31)-1, Q/A 6 (or any applicable successor provision).
(C) The Plan Administrator may establish a deadline for a Distributee to elect a Direct Rollover, which deadline shall comply with all applicable requirements under the Code. To the extent permitted by law, such deadline may vary depending on the circumstances of the Distributee (such as whether Section (7)(c) applies to the Participant). Except as provided in Section (7)(f), if a Distributee does not make any election by the applicable deadline, the Distributee shall be deemed to have elected not to have a Direct Rollover made.
(D) Subject to the other requirements set forth in this Section (7)(d), a Distributee may elect to have all or any portion of his Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(E) Any election to have a Direct Rollover made with respect to an Eligible Rollover Distribution must specify a single Eligible Retirement Plan to which the Direct Rollover shall be made.
(F) For purposes of this Plan, a Direct Rollover with respect to a Distributee shall be treated as a distribution or withdrawal with respect to such Distributee.
(G) If an Eligible Rollover Distribution is one payment in a series of periodic payments, and the Distributee elects to have some or all of such Eligible Rollover Distribution paid to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, such election shall apply to all subsequent payments in the series; provided that the Distributee is permitted at any time to change the election with respect to subsequent payments in the series; provided further that any such change shall be treated as an election subject to this Section (7)(d)(ii)(G).
(iii) The provisions of this Section (7)(d) shall apply only to the extent required by the plan qualification rules of Section 401(a) of the Code.
(iv) Direct Rollover Distributions (PPA).
(A) Non-spouse Beneficiary Rollovers. A designated beneficiary (as defined in Code section 401(a)(9)(E)) of a Participant who is not the surviving spouse of the Participant may elect to roll over such distribution to an individual retirement plan described in Code section 402(c)(8)(B)(i) or (ii) established for the purpose of receiving such distributions.
(B) Employee Contributions. The portion of an Eligible Rollover Distribution attributable to after-tax employee contributions that are not includible in gross income may be rolled over in a direct rollover distribution to an annuity contract described in Code section 403(b) provided that such contract provides for separate accounting of such after-tax contributions and earnings thereon.
(C) Eligible Retirement Plan. The term Eligible Retirement Plan shall include a Roth IRA described in Code section 408A.
(e) Investment Funds. In the event that the portion of the Participant’s Account from which a distribution is made is invested in more than one Investment Fund at the time of such distribution, the amount distributed (subject to Section 72 of the Code) shall be charged to each Investment Fund in proportion to the value of the investment of such portion of his Account in such Investment Fund.
(f) Default Rollover. Notwithstanding anything to the contrary in Article X(7)(a), in the event of a mandatory distribution (within the meaning of Code Section 411(a)(11) and 401(a)(31)(B)) greater than $1,000 in accordance with the provisions of Article X(7)(a), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly as permitted under the Plan, the Plan Administrator will pay the distribution in a single lump sum direct rollover to an individual retirement plan designated by LMIMC.

(8) VESTING:
(a) A Participant shall be fully vested at all times in his Account Balance.
(b) (i) A Participant who incurs a Period of Severance that equals or exceeds five years shall, as of the last day of the fifth year of such Period of Severance, forfeit any portion of his Account balance in which he does not then have a vested interest (unless such portion is sooner forfeited under this Section (8)).
(ii) A Participant who has a Termination of Employment and receives a distribution of the entire portion of his Account balance in which he has a vested interest shall, immediately following such distribution and to the extent permitted by law, forfeit the portion of his Account balance in which he does not then have a vested interest. For this purpose, a Participant who has a Termination of Employment and does not have a vested interest in any portion of his Account balance shall be deemed to have received a distribution of zero dollars ($0), which distribution shall be treated as a distribution of the entire portion of his Account balance in which he has a vested interest.
(c) Notwithstanding anything herein to the contrary, a portion of a Participant’s Account that would be vested but for this subsection (c) (together with any income attributable to such portion) shall be forfeited (i) to the extent provided in Article III(14)(b) and Article III(14)(c), (ii) to the extent that such portion is attributable to a Matching Contribution that relates to an Excess Deferral Amount distributed under Article III(15), provided that this Article X(8)(c)(ii) shall not apply to the extent that such Matching Contribution would be distributed pursuant to Article III(14)(c), and (iii) to the extent otherwise provided for in other provisions of this Plan. A forfeiture under the preceding sentence shall occur as of the date determined by the Plan Administrator in its sole and absolute discretion, subject to the provisions of applicable law.
(9) USE OF FORFEITURES:
Forfeitures under this Plan or under a Prior Plan shall be used to offset amounts that the Employing Companies would otherwise contribute to the Plan.
(10) RESTORATION OF FORFEITED AMOUNTS UPON REPAYMENT:
(a) If, with respect to a participant under this Plan, a forfeiture occurred under this Plan by reason of a distribution to such participant, and such former participant is subsequently reemployed as an Employee, such former participant shall have the right, under procedures prescribed by the Plan Administrator, to make a lump sum repayment of the entire amount distributed, provided that such repayment must be made before the earlier of (i) five years after the first date after the distribution on which the former participant is reemployed as an Employee, or (ii) the completion of a five-year Period of Severance after the date of the distribution.
(b) If the former participant is reemployed prior to the completion of a five-year Period of Severance after the date of the distribution, the forfeited amounts, at the value as of the date of distribution, shall be restored to the former participant’s Account without regard to the deductibility of such contributions under Code Section 404 (notwithstanding anything herein to the contrary).
(c) Except for purposes of Article III (and related provisions) and except as the context indicates otherwise, the amount repaid by the participant and the amount restored by the Corporation shall be treated under this Plan as if they were contributed to the Trust Fund on the day when repaid and on the day when restored.
(11) SPOUSAL CONSENT:
(a) This Section (11) shall apply notwithstanding any other provision of this Plan to the contrary.
(b) This Section (11) shall only apply to the portion of a Participant’s Account (i) that is attributable to his accounts in the Lockheed Martin Vought Systems Capital Accumulation Plan - Hourly and in the Lockheed Martin Librascope Retirement Savings Plan - Hourly, and (ii) to which Code Section 401(a)(11) applies. There shall be a separate accounting of amounts described in the preceding sentence that is acceptable under Treasury Regulation § 1.401(a)-20 (or any applicable successor provision).
(c) For purposes of this Section (11), the following words and phrases, when used with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise:
(i) Joint And Survivor Annuity: An annuity under which joint and survivor benefits are paid to the Participant for his life, and, following the Participant’s death, are paid to the Participant’s Spouse during the Spouse’s lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits are payable to the Participant, provided that with respect to a Participant who is not married on the Annuity Starting Date, the Joint and Survivor Annuity is a single life annuity payable to the Participant.
(ii) Pre-Retirement Survivor Annuity: An annuity for the life of the Participant’s Spouse purchased with the distributable proceeds of the Spousal Consent Account Balance.
(iii) Spousal Consent Account Balance: The portion of a Participant’s Account to which this Section (11) applies.
(d) With respect to a Participant’s Spousal Consent Account Balance:
(i) Pre-Retirement Survivor Annuity. Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a Spouse shall have his Spousal Consent Account Balance paid to his Spouse in the form of a Pre-Retirement Survivor Annuity. Unless the Spouse consents to an earlier distribution, payment of the Pre-Retirement Survivor Annuity will begin within a reasonable time after the later of (A) the date the Participant would have attained his Normal Retirement Age or (B) the date that is 90 days after the death of the Participant. If a person married to the Participant on the date of the

Participant’s death is not a Spouse, distribution of the Participant’s Spousal Consent Account Balance shall be made without regard to Section (11).
(ii) Waiver of Pre-Retirement Survivor Annuity.
(A) An election to waive the Pre-Retirement Survivor Annuity before the Participant’s death must be made by the Participant during the election period in writing and on a form prescribed therefor by the Plan Administrator, and shall require the Spouse’s consent as provided in Section (11)(d)(vii).
(B) Notwithstanding the terms of any waiver regarding the form of death benefit, if the Spouse has not, at the time of the Participant’s death, properly consented to a non-Spouse Beneficiary, the Spouse may elect on a form prescribed therefor by the Plan Administrator (I) to begin receiving the Pre-Retirement Survivor Annuity within an administratively reasonable time following the later of the Participant’s death or the Spouse’s election, or (II) to receive a single sum distribution of the Participant’s Spousal Consent Account Balance within a reasonable time following the later of the Participant’s death or the Spouse’s election. Any written election described in this Section (11)(d)(ii)(B) must be obtained not more than ninety (90) days before distribution begins and shall be made in accordance with the provisions of this Section (11). If a Spouse’s election is not received by the later of the time the Participant would have attained his Normal Retirement Age or ninety (90) days after the Participant’s death, distribution of the Pre-Retirement Survivor Annuity will begin within an administratively reasonable time after such date.
(iii) Election Period. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and shall end on the date of the Participant’s death. An earlier waiver (with Spousal consent) may be made, but such waiver shall become invalid at the beginning of the Plan Year in which the Participant attains age 35. When a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of separation from service.
(iv) Notice of Election Rights. The Plan Administrator shall provide Participants with an explanation of the election that meets the requirements of Code Section 417(a)(3)(B).
(v) Joint and Survivor Annuity. Unless otherwise elected as provided below, a Participant who does not die before the Annuity Starting Date shall receive his Spousal Consent Account Balance in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity shall begin within an administratively reasonable time after the Participant’s Annuity Starting Date.
(vi) Election to Waive Joint and Survivor Annuity. An election to waive the Joint and Survivor Annuity must be made by the Participant during the election period in writing on a form prescribed therefor by the Plan Administrator with the consent of the Participant’s Spouse. An election to designate a Beneficiary or form of benefits may not be changed without Spousal consent. An unmarried Participant may, in accordance with procedures established by the Plan Administrator, elect during the election period to waive the Joint and

Survivor Annuity. An election may be revoked by the Participant in writing without the consent of the Spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph.
(vii) Spousal Consent. Spousal consent will be valid only if (I) it is in writing on a form prescribed therefor by the Plan Administrator, (II) the Spouse’s consent acknowledges the effect of the consent, and (III) the Spouse’s signature is witnessed by a Plan representative or a notary public and is acknowledged in writing by such witness on a form prescribed therefor by the Plan Administrator. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because:
(A) there is no Spouse;
(B) the Spouse cannot be located; or
(C) of other circumstances that may be prescribed by Treasury Regulations;
the Participant’s waiver under Section (11)(d)(vi) or Section (11)(d)(ii), whichever is applicable, will be considered valid. Any consent under this provision will be valid only with respect to the Spouse who signs the consent and only with respect to the Beneficiary and, in the case of an election to waive the Joint and Survivor Annuity, form of benefit designated in that consent. For purposes of Section (11)(d)(vi), a consent under this provision may not be revoked. For purposes of Section (11)(d)(ii), a consent under this provision may be revoked at any time and upon revocation the consent shall cease to be valid. If the existence of a Spouse is uncertain or if the validity of Spousal consent is unclear, the Plan Administrator shall withhold payment of benefits until such determination is made. The Plan Administrator in its sole and absolute discretion may refuse to recognize a Spousal consent if it believes for any reason that the consent is invalid.
(viii) Election Period. The election period to waive the Joint and Survivor Annuity is the ninety (90) day period ending on the Annuity Starting Date (except to the extent otherwise provided in Code Section 417(a)(7)). A payment shall not be considered to occur after the Annuity Starting Date when actual payment is reasonably delayed for calculation of the benefit amount.
(ix) Notice of Election Rights. The Plan Administrator shall provide the Participant with an explanation of the election which meets the requirements of Code Section 417(a)(3)(A) (taking into account Code Section 417(a)(7)).
(x) Effect of Waiver. If a proper waiver is executed under Section (11)(d)(vi) with respect to a Participant, the Participant’s Spousal Consent Account Balance shall be distributed under the provisions of this Article X without regard to this Section (11).
(xi) Purchase of Annuities. Any costs associated with the purchase of annuity contracts under this Section (11) shall be charged against the distributable proceeds of the Participant’s Spousal Consent Account Balance. After an annuity contract has been purchased and distributed, neither the Plan nor the Employer shall have any further obligation for payment of benefits attributable to the Participant’s Spousal Consent Account Balance.
(xii) Small Amounts. If the value of a Participant’s Account is $5,000 or less (determined as of such times and in such manner as are required by Code Section 417), this Section (11) shall not apply with respect to such Participant.
(e) Notwithstanding anything herein to the contrary, any amounts paid in the form of an annuity shall be paid only in cash.
Article XI.
LOANS TO PARTICIPANTS
(1) AVAILABILITY OF LOANS TO PARTICIPANTS:
(a) The Plan Administrator may, in its sole and absolute discretion and effective at such time as it specifies, provide for the availability of loans from the Plan to Employees who have Accounts thereunder and to any other Participant or Beneficiary (in the case of a deceased Participant) who is a party in interest within the meaning of Section 3(14) of ERISA. If the Plan Administrator institutes such a loan program, the loans shall be made pursuant to the provisions and limitations of this Article XI. References in this Article XI to a “Participant” shall be deemed to be references also to a Beneficiary (in the case of a deceased Participant) except to the extent that the context or applicable law indicates otherwise.
(b) The Plan Administrator may establish rules, which are incorporated herein by reference, governing loans, provided that such rules are not inconsistent with the provisions of this Article XI and applicable law. These rules may limit the number of loans a Participant may receive, require payment of loan processing fees by the Participant (either directly or out of his Account), or establish any other requirements the Plan Administrator determines to be necessary or desirable.
(2) TERMS AND CONDITIONS OF LOANS TO PARTICIPANTS:
Any loan under this Article XI shall satisfy the following requirements:
(a) Amount of Loan. At the time a loan is made, the principal amount of the loan, plus the outstanding balance (principal plus accrued interest) due on any other loans to the Participant from the Plan, shall not exceed the lesser of (i) $50,000 or (ii) one half of the value of the Participant’s vested Account. The $50,000 limit shall be reduced by the excess (if any) of (A) the highest outstanding balance of all Qualified Retirement Plan Loans to the Participant during the one-year period ending on the day before the date on which the loan is made, over (B) the outstanding balance of all Qualified Retirement Plan Loans to the Participant on the date on which such loan is made. At the time a loan is made, the principal amount of the loan shall not be less than $500.
(b) Source of Loan. Each loan shall be treated as an investment of the Borrower’s Account. Any loan to a Participant shall be made from amounts in the Participant’s Account that are described in the following sentence and shall be made in the order set forth therein. Any loan shall be made pro-rata from amounts attributable to: Rollover Contributions, vested Matching Contributions, vested Nonelective Contributions, matching contributions to the Prior Plans, nonelective employer contributions to the Prior Plans, Before-Tax Contributions, After-Tax Contributions, and Roth Deferral Contributions (including rollover of Roth amounts and In-Plan Roth Rollover amounts). Loan repayments shall be credited on a pro-rata basis from the sources they were withdrawn from.
For purposes of this Section (2)(b), except as otherwise provided herein, an amount attributable to a Prior Plan shall be treated in the same manner as if the contribution from which the amount is derived were made to this Plan. Thus, for example, an amount attributable to a rollover contribution to a Prior Plan shall be treated as an amount attributable to a Rollover Contribution for purposes of this Section (2)(b).
(c) Investment Funds. In the event that the portion of the Participant’s Account from which the loan is made (as set forth in Article XI(2)(b)) is invested in more than one Investment Fund at the time of such loan, the amount loaned shall be charged to each Investment Fund in proportion to the value of the investment of such portion of his Account in such Investment Fund on such processing date. Amounts paid by a Participant to the Plan as repayments of a loan shall be allocated on a pro-rata basis to the Investment Funds charged in making such loan.
(d) Application for Loan. The Participant must apply for a loan in the manner specified by the Plan Administrator.
(e) Length of Loan.
(i) The Participant shall be required to repay the loan in approximately equal installments of principal and interest over not longer than 5 years, or such shorter period as the Plan Administrator may designate. The 5-year (or shorter) limit shall not apply to any loan the proceeds of which are applied by the Participant to acquire or construct any dwelling unit that is to be used within a reasonable time after the loan is made as the principal residence of the Participant. In the latter case, the loan shall be for a maximum of 15 years.
(ii) The principal amount of the loan, together with all accrued interest, shall immediately become due when the Participant is no longer employed by an Employing Company and is no longer a party in interest under Section 3(14) of ERISA; provided, however, that the Plan Administrator may allow for such Participant to continue to make loan repayments on a monthly basis until the scheduled payoff date.
(f) Prepayment. A Participant shall be permitted at any time to repay the loan in whole prior to maturity, without penalty, in accordance with procedures established by the Plan Administrator. A Participant may not extend, refinance, renegotiate, renew, or modify a loan in any way. If a Participant elects to repay a loan using a direct debit (ACH) process, the Participant will be restricted from requesting any withdrawal or distribution from his Account for 15 days from the date the Participant provides his direct debit banking information.

(g) Notes, Interest, and Withholding. The Plan Administrator may require that the loan be evidenced by a promissory note executed by the Participant and delivered to the Trustee, and shall bear interest at a reasonable rate determined by the Plan Administrator, which determination is incorporated herein by reference. Negotiation of a loan check shall be deemed to be consent to the terms of the loan and the related promissory note. For this purpose, the Plan Administrator will use a rate of interest which provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans under similar circumstances. Repayment of principal and payment of interest will be made in installments not less frequently than quarterly and normally will be effected through payroll withholding, and the Participant shall execute any necessary documents to accomplish this as a condition to approval of the loan.
(h) Security. The loan shall be secured by an assignment of the Participant’s right, title, and interest in and to his Account in the Plan. The initial source of such security shall be determined under the loan source rules of Section (2)(b) as of the date of the loan. Amounts held as security for a loan shall not be available for withdrawal or distribution except to the extent that such amounts are applied to the unpaid balance of the loan (including accrued interest) pursuant to applicable provisions of this Plan.
(i) One Loan Outstanding; No Loans if in Default. A Participant may not have more than one loan outstanding at any time, taking into account loans under this Plan and all other Qualified Retirement Plan Loans. No loan shall be made to any Participant who is in default with respect to a loan under this Plan (including a loan originally made by a Prior Plan), as determined by the Plan Administrator under terms which are incorporated herein by reference.
(j) No Refinancing of Loans. No loan from the Plan (including a loan originally made by a Prior Plan) may be refinanced by a loan under this Article XI In addition, no loan hereunder may be made to a Participant prior to the date that is fifteen (15) days after the date that all previous loans from the Plan (including loans originally made by a Prior Plan) have been repaid in full.
(k) Other Terms and Conditions. The Plan Administrator shall fix such other terms and conditions of the loan and shall require such documentation as it deems necessary to comply with legal requirements, to maintain the qualification of the Plan and Trust under Section 401(a) of the Code, to qualify the loan as exempt from the prohibited transaction rules of the Code or ERISA, or to prevent the treatment of the loan for tax purposes as a distribution to the Participant, which other terms and conditions are incorporated herein by reference. The Plan Administrator, in its sole and absolute discretion, may for any reason fix other terms and conditions of the loan, not inconsistent with the provisions of this Article XI, which other terms and conditions are incorporated herein by reference.
(l) No Prohibited Transactions. No loan shall be made unless such loan is exempt from the tax imposed on prohibited transactions by Section 4975 of the Code (or would be exempt from such tax if the Participant were a disqualified person as defined in Section 4975(e)(2) of the Code) by reason of Section 4975(d)(1) of the Code.

Article XII.
PLAN SPONSOR AND NAMED FIDUCIARIES; ALLOCATION OF RESPONSIBILITIES
(1) PLAN SPONSOR:
The Plan Sponsor shall have the authority and responsibility for:
(a) the design of the Plan and the Trust Agreement, including the right to amend the Plan and the Trust Agreement; and
(b) the qualification of the Plan under applicable law.
(2) LMIMC:
(a) In General. LMIMC is a Named Fiduciary of the Plan and shall be responsible for Plan investments and the appointment, removal, and replacement of Investment Managers and the Trustee.
(b) Responsibilities. LMIMC shall be responsible for, and have the necessary authority and sole and absolute discretion to carry out, the following:
(i) appointment, removal, and replacement of the Trustee;
(ii) appointment, removal, and replacement of one or more Investment Managers, which shall be responsible for managing such portion of the Trust Fund as LMIMC shall specify;
(iii) establishment of funding and investment policies;
(iv) internal management and investment of such portion of the Trust Fund as LMIMC shall specify;
(v) setting strategic asset allocation guidelines, including the establishment of asset categories in which the Plan invests or, to the extent the Plan contains participant-directed investments, the establishment of asset categories and the addition, removal, or replacement of available investment options for such participant-directed investments;
(vi) appointment, removal, and replacement of third-party service providers with respect to investment matters (such as insurance companies, consultants, and advisers) including setting or agreeing to the terms of compensation for such third-party service providers;
(vii) to the extent permitted by ERISA and the Code, paying reasonable expenses of administering the Plan from Plan assets;
(viii) all functions assigned to LMIMC under the terms of the Plan and the Trust Agreement;

(ix) the exercise of all fiduciary functions concerning the investment of Plan assets provided in the Plan or the Trust Agreement, except such functions as are specifically assigned to other Named Fiduciaries;
(x) interpretation and construction of Plan provisions to the extent necessary or appropriate in carrying out the foregoing responsibilities; and
(xi) Appointment, removal, and replacement of the Independent Fiduciary.
All of LMIMC’s actions pursuant to the responsibilities set forth above (including, for example, LMIMC’s determinations, interpretations, and constructions) shall be final, conclusive, and binding on all parties, including but not limited to the Corporation and any Participant or Beneficiary, except as otherwise provided by law. LMIMC shall perform its responsibilities hereunder in full accordance with any and all laws applicable to the Plan.
(c) Rules and Procedures. LMIMC may adopt such rules to govern its own procedures as it may deem advisable, provided that such rules are not inconsistent with the provisions and purposes of the Plan or Trust Agreement.
(3) TRUSTEE:
(a) In General. Any Trustee designated hereunder shall be a bank or trust company qualified under the laws of the United States or of any State to operate thereunder as a trustee. The Trustee shall be a Named Fiduciary of the Plan.
(b) Responsibilities. The Trustee shall, unless otherwise directed by LMIMC or an Investment Manager (if such has been appointed), have exclusive authority and sole and absolute discretion to manage and invest the assets of the Trust Fund, as provided in the Trust Agreement. The Trustee shall further be responsible for the holding and disbursement of all contributions and income received by it under this Plan, as provided in the Trust Agreement, and shall have such other responsibilities as are provided in such Agreement.
(4) PLAN ADMINISTRATOR:
(a) In General. The Corporation is the Plan Administrator. The Plan Administrator is a Named Fiduciary of the Plan and shall be responsible for administering the Plan and making and reviewing claim determinations. The Corporation shall act through its Vice President, Benefits and his or her designated staff in performing its responsibilities as Plan Administrator.
(b) Responsibilities. The Plan Administrator shall be responsible for, and have the necessary authority and sole and absolute discretion to carry out, the following:
(i) determination of benefit eligibility and the amount of benefits payable to Participants and Beneficiaries and certification thereof to the Trustee for payment;
(ii) establishment of procedures to be followed by Participants and Beneficiaries for filing applications for benefits;

(iii) appoint the committee(s) or other person(s) responsible for making and reviewing claim determinations as provided in Article XV;
(iv) interpretation and construction of Plan provisions (except to the extent provided in Section (2)(b)(x));
(v) preparation and filing of all reports required to be filed by the Plan with any agency of Government;
(vi) appointment, removal, and replacement of third-party service providers (such as insurance companies, consultants, and advisers) including setting or agreeing to the terms of compensation for such third-party service providers;
(vii) maintenance of all records of the Plan other than those maintained by the Trustee or LMIMC;
(viii) compliance with all disclosure requirements imposed by state or federal law;
(ix) establishment of a funding policy; and
(x) all functions assigned to the Plan Administrator under the terms of the Plan or the Trust Agreement.
All of the Plan Administrator’s actions pursuant to the responsibilities set forth above (including, for example, the Plan Administrator’s determinations, interpretations, and constructions) shall be final, conclusive, and binding on all parties, including but not limited to the Corporation and any Participant or Beneficiary, except as otherwise provided by law. The Plan Administrator shall perform its responsibilities hereunder in full accordance with any and all laws applicable to the Plan.
(5) ALLOCATION OF NAMED FIDUCIARIES’ RESPONSIBILITIES:
Each Named Fiduciary is allocated the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust Agreement. Whenever one Named Fiduciary is required by the Plan or Trust Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.
(6) AUTHORITY TO BIND PLAN:
Persons dealing with the Plan may rely on the actions of LMIMC or the Plan Administrator as duly authorized actions of the Plan with respect to matters within their respective areas of responsibility. Such persons may act upon written communications signed by LMIMC or the Plan Administrator, as applicable.
(7) DELEGATION OF AUTHORITY:
LMIMC and the Plan Administrator may authorize employees of the Corporation or of LMIMC to carry out certain of their responsibilities; provided that LMIMC shall remain the fiduciary responsible for the management and control of Plan assets, except to the extent that those responsibilities are allocated to the Trustee or delegated to an Investment Manager. Persons dealing with the Plan may act upon the authority of any agent appointed in writing by LMIMC or the Plan Administrator to act on their behalf, and the authority of any such agent shall be deemed to continue until revoked in writing.
(8) INDEMNIFICATION:
To the extent permitted by law, the Corporation shall indemnify any employee of the Employer who is performing duties on behalf of LMIMC, the Plan Administrator, or the Plan, against any and all expenses and/or liabilities arising out of such service.
Article XIII.
AMENDMENT, TERMINATION, MERGER, AND CONSOLIDATION
(1) AMENDMENT OF PLAN:
The Board of Directors of the Corporation (or one or more persons or entities to whom such authority has been delegated by the Board) may, subject to Section (4), amend at any time any or all provisions of this Plan in any respect (including retroactively) to the maximum extent permitted by law. Such an amendment may be made at any time by written instrument identified as an amendment of the Plan effective as of a specified date (or dates) and such amendment shall be binding on all Employing Companies, Participants, Beneficiaries, and other individuals and entities.
(2) TERMINATION OF PLAN:
The Corporation expects to continue the Plan indefinitely. However, subject to Section (4), the Corporation shall, to the maximum extent permitted by law, have the right at any time to terminate the Plan (including retroactively) in whole or in part by suspending or discontinuing contributions hereunder in whole or in part, or to otherwise terminate the Plan (including retroactively). In accordance with any amendment to the Plan that may be adopted in connection with any such termination, the Corporation may after such termination continue the Plan and Trust in effect for the purpose of making distributions under the Plan as they become payable, or may authorize the distribution of all or any part of the assets of the Trust Fund as to which the Plan has been terminated. In the event of termination, the Plan Administrator and LMIMC shall continue to administer the Plan and the Trustee shall continue to administer the Trust as herein provided for application and disbursement in accordance with the Plan. In the event of a termination or partial termination of the Plan, or the complete discontinuance of contributions under the Plan, the account balance of each affected Participant (but subject to Article X(8) of this Plan) will be nonforfeitable.
(3) MERGER, CONSOLIDATION, OR TRANSFER:
In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to, any other plan, each Participant and Beneficiary in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer, that satisfies the requirements of Code Section 414(l). In the case of a merger of the Plan with one or more other defined contribution plans, the first sentence of this Section (3) shall be treated as satisfied if the following safe harbor requirements are met:
(a) The sum of the account balances in each plan equals the fair market value (determined as of the date of the merger) of the entire plan assets;
(b) The assets of each plan are combined to form the assets of the plan as merged; and
(c) Immediately after the merger, each participant in the plan as merged has an account balance equal to the sum of the account balances the participant had in the plans immediately prior to the merger. In the case of a transfer of assets or liabilities of the Plan to any other plan, such transfer shall be treated as a spinoff of a plan with the transferred assets and/or liabilities and a merger of such spunoff plan with the transferee plan.
In the case of such a spinoff, the first sentence of this Section (3) shall be treated as satisfied if after the spinoff the following safe harbor requirements are met:
(d) The sum of the account balances for each of the participants in the resulting plans equals the account balance of the participant in the plan before the spinoff; and
(e) The assets in each of the plans immediately after the spinoff equals the sum of the account balances for all participants in that plan.
For purposes of subsections (a) and (e) above, the reference to “account balances” shall include all separately maintained accounts (whether called an account or not) in any plan referred to; for example, with respect to the Plan, such term shall include, but shall not be limited to, Accounts, any suspense account maintained under Article III(16)(e), any unallocated account in which forfeitures may be held temporarily pending timely allocation, and any segregated amount or other account maintained pursuant to a qualified domestic relations order (within the meaning of Code Section 414(p)) or pursuant to Article X(6).
No merger, consolidation, or transfer shall take place if such merger, consolidation, or transfer would cause this Plan to cease to be a qualified plan.
(4) LIMITATIONS ON AMENDMENT OR TERMINATION:
The Corporation shall not have the right to modify or amend the Plan in such manner so as to affect, in a materially adverse manner, the rights and duties of the Trustee without its consent in writing, unless such modification or amendment is necessary to conform the Plan to, or to satisfy or continue to satisfy the conditions of, any applicable law or is necessary to cause the Plan to meet or to continue to meet the requirements for qualification of the Plan under Section 401(a) or 401(k) of the Code, provided that the Trustee may at any time (including after the execution of an amendment) waive such requirements, which waiver may be retroactively effective.
Article XIV.
CLAIMS PROCEDURE
(1) CLAIMS PROCEDURE AND REVIEW
(a) Any Participant, Beneficiary, Surviving Spouse, or Contingent Annuitant, or other person who is entitled to payment of a benefit for which provision is made in this Plan shall file a written claim with the Plan Administrator or its delegate. If a claim is wholly or partially denied, the Plan Administrator shall, within 90 days after receipt of the claim, furnish to the claimant a written notice setting forth, in a manner calculated to be understood by the claimant: (1) the specific reason or reasons for the denial; (2) specific reference to the pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (4) an explanation of the steps to be taken if the claimant wishes to have the denial reviewed as provided in Section (2) below; and (5) a statement of the claimant’s right to bring a civil action under Section 502 of ERISA following an adverse benefit determination on review. The 90-day period may be extended for not more than an additional 90 days if special circumstances make such an extension necessary. The Plan Administrator shall give to the claimant, before the end of the initial 90-day period, a written notice of such extension, stating such special circumstances and the date by which the Plan Administrator expects to render a decision. If the extension is made because the claimant must furnish additional information, the extension period will begin when the additional information is received.
(b) By written application filed with the Plan Administrator within 90 days after receipt by a claimant of the written notice of denial described in Section (1) above, the claimant or his duly authorized representative may request a review of the denial of his claim.
(c) In connection with such review, the claimant or his duly authorized representative may submit to the Plan Administrator issues, comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information “relevant” to the claimant’s claims for benefits. A document, record, or other information is “relevant” if it: (1) was relied upon in making the benefit determination; (2) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or information was relied upon in making the benefit determination; or (3) demonstrates compliance with the administrative processes and safeguards required under federal law.
(d) The Plan will provide an impartial review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim,

without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator shall make a decision and furnish such decision in writing to the claimant within 60 days after receipt by the Plan Administrator of the request for review. This period may be extended to not more than 120 days after such receipt if special circumstances make such an extension necessary. The claimant will be notified in writing prior to the expiration of the original 60-day period if such an extension is required, and such notice will include the reason for the extension and the date by which it is expected that a decision will be reached.
(e) The decision on review shall be in writing, set forth in a manner calculated to be understood by the claimant, and shall include: (1) specific reasons for the decision; (2) specific references to the pertinent Plan provisions on which the decision is based; (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information “relevant” to the claimant’s claims for benefits, as described under Article XIV(1)(c) above; (4) description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (5) a statement describing any voluntary appeal procedures and the claimant’s right to obtain information about such procedures, if any; and (6) a statement of the claimant’s right to bring a civil action under Section 502 of ERISA following an adverse benefit determination on review.
(f) The decisions of the Plan Administrator on matters of denial of claims shall be final and binding on all parties for the purpose of review under the provisions of the Plan. The Plan Administrator and its delegates shall have full discretion to interpret and construe the terms of the Plan.
(g) For purposes of Sections (a) through (g), Plan Administrator shall mean the Plan Administrator or its delegate, including the Administrative Committee (the Committee designated by the Plan Administrator to review claims) or such other person(s) as designated by the Plan Administrator. For purposes of this Claims Review Procedure, claimant shall include the duly authorized representative of the claimant, if any.
(2) Notwithstanding anything herein to the contrary, the following claims and appeals procedures shall apply with respect to claims for disability benefits. These claims and appeals procedures are intended to comply with the requirements of Department of Labor Regulation section 2560.503-1 and shall be operated and interpreted consistent with that intent.
(a) Claims for Disability Benefits. Any participant, beneficiary, surviving spouse, or contingent annuitant, or other person who is entitled to a disability benefit under the Plan (a “claimant”) shall file a written claim with the appropriate claims administrator (the “processor”). A benefit is a “disability benefit” for purposes of these procedures if the Plan conditions its availability to the claimant upon a finding of disability; provided, however, that if that finding is made by a party other than the Plan for purposes other than making a benefit determination under the Plan (e.g., if Plan benefits are to be paid to a person who has been determined to be disabled by the Social Security Administration or under the Corporation’s long term disability plan), then these claims and appeals procedures will not be applied to a claim for such benefits.

(b) Time Frame for Claim Reviews. If a claim is wholly or partially denied, the processor shall notify the claimant of the Plan’s denial within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This 45-day period may be extended for not more than two additional periods of 30 days each if the processor determines that such extension is necessary due to matters beyond the control of the Plan. The processor shall provide the claimant, before the end of the initial 45-day period (or, in the case of a second extension, before the end of the first 30-day extension period), a written notice of such extension, stating the circumstances requiring an extension of time and the date by which the processor expects to render a decision, and the notice of extension shall specifically explain the standards on which entitlement to benefits is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. If the extension is made because the claimant must furnish additional information, the 30-day periods will begin when the additional information is received.
(c) Claim Denials. If the claim is denied in whole or in part, the claimant will be notified in writing in a culturally and linguistically appropriate manner within the time period outlined in paragraph (b). The notice shall state the following:
(i) The specific reason(s) for the decision;
(ii) A reference to the specific Plan provision(s) upon which the decision is based;
(iii) A description of any additional information needed to review the claim request;
(iv) Either the specific internal rule, guideline, protocol, standard, or other similar criterion the Plan relied upon in making the adverse decision, or a statement that such rules, guidelines, protocols, standards, or similar criteria do not exist;
(v) If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(vi) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;
(vii) A discussion of the decision, including an explanation of the basis for disagreeing with or not following (1) the views presented to the Plan of health care professionals treating the claimant or vocational professionals who evaluated the claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan, without regard to whether the advice was relied upon in making the benefit determination; and (3) a Social Security Administration disability determination presented by the claimant to the Plan; and

(viii) Instructions for requesting a review of the claim denial and the applicable time limits, including information regarding the claimant’s right to bring a civil lawsuit under Section 502(a) of ERISA following a benefit claim denial on review.
(d) Appeals Process. If a claimant’s claim is denied in whole or in part, the claimant or his or her authorized representative can request a review of (or appeal) the denied claim within the time limit set forth in paragraph (e). The review will take into account all comments, documents, records and other information submitted relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If desired, the claimant or his or her authorized representative may review the appropriate Plan documents and submit written information supporting the claim to the appropriate claims administrator.
The claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claim for benefits. The claimant will be able to review his or her file and present information as part of the review.
The appeal will be reviewed and decided independently to the original claim process. The appeal decision will not be made by someone who was involved in the original decision or by someone who reports to the initial decision maker. The claims administrator will ensure that all claims and appeals are handled impartially. The person involved in making the decision will not receive compensation, promotion, continued employment or other similar items based upon the likelihood he or she will support a denial of Plan benefits.
In deciding an appeal of a claim that was denied based on a medical judgment, a provider with appropriate training and experience in the field of medicine involved will be consulted (such provider will not be someone who was consulted in connection with the original claim denial nor someone who reports to the original consultant). The claimant may request the identity of any medical or vocational experts consulted in making a determination of the appeal.
Before the Plan can issue an adverse decision on appeal, the claimant will be provided, free of charge, with (i) any new or additional evidence considered, relied upon, or generated by the Plan or other decision-maker in connection with the claim; and (ii) any new or additional rationale on which the decision is based. Such evidence and/or rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse decision on appeal is required to be provided.
(e) Time Limits for Appeals. The claimant or his or her authorized representative has 180 calendar days from the date of the claim denial to make a written request for an internal review or appeal to the appropriate claims administrator. The claims administrator will respond in writing with a decision within 45 calendar days after it receives an appeal for a claim determination.
(f) Decision on Appeal. If the claim is denied on appeal, in whole or in part, the claimant will receive a written notice from the claims administrator in a culturally and linguistically appropriate manner within the review period outlined in paragraph (e). The notice will provide the following:

(i) The specific reason(s) for the decision;
(ii) A reference to the specific Plan provisions upon which the decision is based;
(iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits;
(iv) Either the specific internal rule, guideline, protocol, standard, or other similar criterion the Plan relied upon in making the adverse determination, or a statement that such rules, guidelines, protocols, standards, or similar criteria do not exist;
(v) If the adverse decision is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge;
(vi) A discussion of the decision, including an explanation of the basis for disagreeing with or not following (1) the views presented to the Plan of health care professionals treating the claimant or vocational professionals who evaluated the claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan, without regard to whether the advice was relied upon in making the benefit determination; and (3) a Social Security Administration disability determination presented by the claimant to the Plan;
(vii) Where required, a, statement that there may be other voluntary alternative dispute resolution options. The written denial on appeal will include a statement regarding the claimant’s right to bring a timely civil lawsuit under Section 502(a) of ERISA following a benefit claim denial on appeal; and
(viii) A statement describing any applicable Plan-imposed limitations period, including the calendar date when the limitations period will expire.
Article XV.
MISCELLANEOUS
(1) TOP-HEAVY PROVISIONS:
The following provisions shall become effective in any Plan Year in which this Plan is a Top-Heavy Plan, provided that this Section (1) shall only apply to the extent required by law.
(a) Top Heavy Plan Status. This Plan will be a Top-Heavy Plan for a given Plan Year if as of the last day of the preceding Plan Year either of the following situations occur:
(i) The ratio of the Accrued Benefits of Participants in this Plan who are Key Employees to the Accrued Benefits for all Participants in this Plan exceeds six tenths (.6), or

(ii) This Plan is part of a Required Aggregation Group, and the ratio of the Accrued Benefits of Participants in any of the aggregated plans who are Key Employees to the Accrued Benefits of all Participants in the aggregated plans exceeds six tenths (.6).
Notwithstanding anything in this subsection (a) to the contrary, this Plan shall not be a Top-Heavy Plan in any Plan Year in which this Plan is part of a Required or Permissive Aggregation Group which is not Top Heavy. Neither shall this Plan be a Top-Heavy Plan if it is part of a Permissive Aggregation Group which is Top Heavy, but this Plan is not required to be part of a Required Aggregation Group.
(b) Definitions.
“Accrued Benefit” means the account balance of the Participant in this Plan or any other defined contribution plan and in the case of a defined benefit plan, the Accrued Benefit as defined under such plan, including any distribution from the plan within the five-year period ending on the last day of the preceding Plan Year. If any individual has not received any Compensation from any Employer (other than benefits under the Plan) at any time during the five-year period ending on the last day of the preceding Plan Year, any Accrued Benefit for such individual shall not be taken into account.
The present values of Accrued Benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.
The Accrued Benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
“Key employee” means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
“Limitation Year” means the Plan Year.
“Permissive Aggregation Group” means all of the plans of the Employer which are included in the Required Aggregation Group plus any plans of the Employer which are not included in the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.
“Required Aggregation Group” means all of the qualified plans of the Employer in which a Key Employee is a Participant during the Plan Year containing the determination date, or which are necessary for such a plan to satisfy the requirements of Sections 401(a)(4) or 410 of the Code. Any Employer-maintained qualified plan that terminated within the one-year period ending on the Determination Date must be taken into account.
(c) Minimum Benefit. The yearly minimum contribution to this Plan for an employee with respect to Plan Years during which this Plan is Top Heavy, shall be equal to the lesser of (i) 3% of the Participant’s Compensation for such Plan Year; or (ii) the highest percentage of Compensation allocated on behalf of a Key Employee to this Plan in the form of Before-Tax Contributions, Nonelective Contributions, QNECs, Matching Contributions, or other Employer contributions. The minimum contribution shall be made regardless of whether the Employee was a Participant in the Plan during such Top-Heavy Plan Years provided that he was eligible to participate. However, if any employee eligible to participate in this Plan receives the minimum benefit required under Section 416 of the Code under any defined benefit plan maintained by the Employer, this subsection (c) shall not be applicable with respect to such employee.
Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.
(2) PROHIBITION AGAINST ALIENATION:
Except as otherwise provided in this Plan, no Participant or Beneficiary shall have any right to withdraw, assign (either at law or in equity), pledge, transfer, appropriate, encumber, commute, alienate, or anticipate his interest in the Plan and Trust, or any payments to be made hereunder, and no benefits, payments, rights, or interest of such a person under the Plan shall be in any way subject to any legal or equitable process to levy or execute upon, charge, garnish, or attach the same for payment of any claim against such person, nor shall any such person have any right of any kind whatsoever with respect to the Plan and Trust, or any estate or interest therein, or with respect to any other property or rights, other than the right to receive such distributions as are made out of the Trust, as and when the same are or shall become due and payable under the terms of the Plan. Any attempt to transfer, pledge, or levy upon or otherwise alienate an interest of a Participant or Beneficiary shall be invalid except as otherwise provided in this Plan.
(3) RELATIONSHIP BETWEEN EMPLOYING COMPANIES AND EMPLOYEES:
The adoption and maintenance of the Plan shall not be deemed to constitute or modify a contract between any Employer and any Employee or Participant or to be a consideration or inducement for or condition of the performance of services by any person. Nothing herein contained shall be deemed to give to any Employee or Participant the right to continue in the service of any Employer, to interfere with the right of an Employer to discharge any Employee or Participant at any time, or to give an Employer the right to require an Employee or Participant to remain in its service or to interfere with his right to terminate his service at any time.
(4) PARTICIPANTS’ BENEFITS LIMITED TO ASSETS:
Each Participant by his participation in the Plan and Trust, shall be conclusively deemed to have agreed to look solely to the Trust Fund, and not to any other person, entity, or assets for the payment of any benefit to which he may be entitled by reason of his participation, and to have consented to all of the terms and conditions of the Plan, as the same may be amended from time to time, and shall be bound thereby with the same force and effect as if he were a party to this Plan.
(5) TITLES AND HEADINGS:
The titles and headings of the articles and sections in this Plan are placed herein for convenience of reference only, and in case of any conflicts, the text of this Plan, rather than the titles or headings, shall control.
(6) GENDER AND NUMBER:
The masculine pronoun, wherever used herein, shall include the feminine pronoun, and the singular shall include the plural, except where the context requires otherwise.
(7) APPLICABLE LAW; VENUE:
The provisions of this Plan shall be construed according to the laws of the State of Maryland, except to the extent that they are preempted by ERISA, or by other federal law. The Plan is intended to comply with ERISA and the Code. Any claim or action by a participant or beneficiary relating to or arising under the Plan shall only be brought in the U.S. District Court for the District of Maryland, and this court shall have personal jurisdiction over any participant or beneficiary named in the action.
(8) INABILITY TO LOCATE PAYEE:
Anything to the contrary herein notwithstanding, if the Plan Administrator is unable, after a reasonable effort, to locate any Participant or Beneficiary to whom an amount is distributable hereunder, such amount shall be forfeited. Notwithstanding the foregoing, however, such amount shall be reinstated, by means of an additional contribution by the Corporation if and when a valid claim for the forfeited amount is subsequently made by such Participant or Beneficiary or if the Plan Administrator receives proof of death of such person, satisfactory to the Plan Administrator; in such case, payment of the reinstated amount shall be made in accordance with the provisions of this Plan. No such additional contribution shall reduce the Matching Contributions or Nonelective Contributions otherwise required. Any benefits lost by reason of applicable state law relating to escheat or abandoned property shall be considered forfeited but shall not be subject to reinstatement.

(9) INCOMPETENCE OF PAYEE:
In the event any benefit is payable to a minor or incompetent, to a person otherwise under legal disability, or to a person who, in the sole judgment of the Plan Administrator is by reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Plan Administrator may direct the Trustee to apply the whole, or any part of such benefit, directly to the care, comfort, maintenance, support, education, or use of such person, or pay or distribute the whole or any part of such benefit to (a) the parent of such person, (b) the guardian, committee, or other legal representative, wherever appointed, of such person, (c) the person with whom such person resides, (d) any person having the care and control of such person, or (e) such person personally. The receipt by the person to whom any such payment or distribution is so made shall constitute a full and complete discharge of the rights of affected Participants, former Participants, and Beneficiaries under the Plan.
(10) DEALING WITH THE TRUSTEE:
No person dealing with the Trustee shall be obliged to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee’s authority to consummate the same, except as may specifically be required of such person under ERISA.
(11) RETURN OF CONTRIBUTIONS:
(a) All contributions to the Plan are expressly conditioned on the initial qualification of the Plan under Section 401 of the Code, and if such qualification shall be denied, the Participants (with respect to After-Tax Contributions) and the Corporation (with respect to all other contributions) shall be entitled to receive a return of contributions made after the effective date of such denial, net of any losses attributable thereto and together with any earnings thereon, as soon as practicable but in any event within one year after the denial of qualification of the Plan.
(b) The Corporation’s contributions to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code for the taxable year for which made, and the Corporation shall be entitled to receive a return of any contribution, net of any losses attributable thereto, to the extent its deduction is disallowed, within one year after such disallowance.
(c) If a contribution is made to the Plan by the Corporation and/or an individual by a mistake of fact, the Corporation and/or such individual shall be entitled to receive a return of such contribution, net of any losses attributable thereto and, in the case of an individual, together with any earnings thereon, within one year after the making of such contribution.
(12) EXPENSES:
All reasonable expenses of administering the Plan shall be paid from the assets of the Plan in accordance with this Article XV(12), provided that the provisions of this Article XV(12) are subject to all applicable provisions of this Plan and of the law. Brokerage commissions and related expenses shall be paid by the Investment Fund for which the expense was incurred.

Expenses relating to Plan operation and administration, including the compensation of the Trustee, Investment Managers, and service providers shall be charged to the assets of the Plan in general.
(13) SEPARABILITY:
If any provision of this Plan is found, held, or deemed to be void, unlawful, or unenforceable under any applicable statute or other controlling law, the remainder of this Plan shall continue in full force and effect.
(14) PARTICIPANTS’ PROTECTED RIGHTS:
In addition to all rights expressly provided under this document, a Participant or Beneficiary shall have such rights as are required to be provided to such person by reason of Code Section 411(d)(6). Any Plan provision in conflict with the preceding sentence shall be void to the extent of such conflict.
(15) CODE SECTION 414(u); HEART ACT:
(a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
(b) Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).
(c) Qualified Reservist Distributions. Participants who are ordered or called to active duty may take a Qualified Reservist Distribution from the Plan. A Qualified Reservist Distribution is a distribution of elective deferrals (as adjusted by earnings or losses) made to a Participant who (by reason of being a member of a reserve component as defined in 37 U.S. Code Section 101) was ordered or called to active duty for a period in excess of 179 days or for an indefinite period, provided that the distribution is made during the period beginning on the date of such order or call to duty and ending at the close of the active duty period.
(d) Death Benefits for Participants on Active Military Duty. To the extent required by Code section 401(a)(37), the beneficiary of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)) is entitled to any benefits (other than benefit accruals relating to the period of qualified military service) that would be provided under the Plan had the Participant resumed employment with the Corporation and then terminated employment on account of death.
(e) Differential Wage Payments. To the extent required by Code Section 414(u)(12), (i) an individual who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Corporation shall be treated as an employee of the Corporation, and (ii) differential wage payments shall be treated as compensation under the Plan.
(f) Distributions to Participants on Active Military Duty Upon Deemed Severance from Employment. Notwithstanding anything in the Plan to the contrary, to the extent required by Code Section 414(u)(12)(B), an individual is treated as having been severed from employment for the purposes of Code Section 401(k)(2)(B)(i)(I) during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A). A Participant who is performing service in the uniformed services described in Code section 3401(h)(2)(A)) and is treated as having been severed from employment under this paragraph may elect a distribution of elective deferrals and associated earnings. If such a Participant elects to receive a distribution by reason of this section, the Participant may not make elective deferrals or employee contributions during the 6-month period beginning on the date of the distribution.
(16) OFFSETS:
The Plan shall apply any offset described in Code Section 401(a)(13)(C) in the manner described therein.
(17) PLAN ADMINISTRATOR AUTHORITY:
The Plan Administrator shall comply with all requirements of applicable law with respect to Distributions and is authorized to do so in any manner determined by the Plan Administrator in its sole and absolute discretion. Thus, for example, the Plan Administrator is authorized to act in any manner that complies with Treasury Regulation § 1.411(a)-11(c)(2) (or any applicable successor provision) and, as provided in Article X(11)(d)(ix), is authorized to act in any manner that complies with Code Section 417(a)(3)(A) (taking into account Code Section 417(a)(7)) (to the extent applicable under the law).
IN WITNESS WHEREOF, Lockheed Martin Corporation has caused this amended and restated plan document for the Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees to be executed as set forth below.

LOCKHEED MARTIN CORPORATION

By: /s/ Jean A. Wallace
Jean A. Wallace
Senior Vice President, Human Resources
Date: 12/18/19

APPENDIX 1
This Appendix 1 sets forth below the Basic Contribution Percentage, the Matching Percentage, the Nonelective Amount, the Supplemental After-Tax Percentage, and the Supplemental Before-Tax Percentage with respect to Eligible Employees, effective as of the dates set forth herein. Except as otherwise provided herein, the Nonelective Amount for all Eligible Employees shall be zero dollars ($0).
[The remainder of this Appendix 1 has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Appendix 1 contains terms applicable to certain groups of eligible employees under the plan. The Corporation will provide a copy of Appendix 1 upon the request of the Commission or its staff.]

APPENDIX 2
Association of Scientists & Professional Engineers Personnel (ASPEP) (LMP Union Code 001, 197, and 198)
International Association of Machinists and Aerospace Workers, AFL-CIO (IAM):
District Lodge 156, Local Lodge 463 (LM Training Solutions--Little Rock AFB) (LMP Code 013)
District Lodge 160 (LMP Union Code 013)
District Lodge 77 (LMP Union Code 020)
District 776, Local Lodge 2916 (LMP Union Code 187)
District Lodge 2296 (LMP Union Code 202) (Effective March 4, 2019)
District Lodge 711 (LMP Union Code 204) (Effective March 4, 2019)
District Lodge 73 (LMP Union Code 207) (Effective March 11, 2019)
Local Lodge 519 (LMP Union Code 208) (Effective April 24, 2019)
Local Lodge 47 (LMP Union Code 206) (Effective April 12, 2019)
Local Lodge 623 (LMP Union Code 205) (Effective May 30, 2019)
District Lodge 725 (LMP Union Code 203) (Effective May 21, 2019)
Local 2947 (LMP Union Code 213) (Effective September 27, 2019)
International Brotherhood of Electrical Workers (IBEW):
Local 20 (Missiles & Fire Control—Dallas) (LMP Code 100)
Local 949 (Eagan)
International Federation of Professional & Technical Engineers (IFPTE):
Local 241 (Moorestown)
IUE-CWA:
Local 106 (Moorestown)
Local 320 (Syracuse)
Local 444, 444A (Great Neck)

International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW):
Local 848 (Missiles & Fire Control—Dallas) (LMP Union Code 102)
Local 856 (Akron) (LMP Union Code 100)
Local 1921(Michoud)(LMP Union Code 104)
Local 738 (Baltimore) (LMP Union Code 106)
Local 766 (Denver) (LMP Union Code 105)
Local 788 (Orlando) (LMP Union Code 107)
Local 1821(Ocala) (LMP Union Code 103)
International Union, Security, Police and Fire Professionals of America (SPFPA):
Local 265 (Space Systems Denver—Astronautics Operations) (LMP Union Code 106)
Syracuse Draftsmen’s Association (LMP Union Code 093)
Lowcountry Contract Instructor Pilot Association, F35 Program, Flight Simulation Instruction, MCAS Beaufort, South Carolina (LMP Union Code 199)
Emerald Coast Lightning Instructor Pilot Squadron at Eglin (ECLIPSE) Association (LMP Union Code 201)

APPENDIX 2-A
SPECIAL PARTICIPATION PROVISIONS
Sub-part (iii) of Article II(2)(b) of the Plan will not apply with respect to an Employee hired into the following bargaining units:
ASPEP (LMP Union Code 001, 197, and 198)
IFPTE Local 241 (Moorestown) (LMP Union Code 066)
IUE Local 106 (Moorestown) (LMP Union Code 074)
IUE Local 320 (Syracuse) (LMP Union Code 076)
Syracuse Draftsmen’s Association (LMP Union Code 093)
UAW Local 848 (Missiles & Fire Control-Dallas) (LMP Union Code 102)
UAW Local 1821 (Missiles & Fire Control-Ocala) (LMP Union Code 103)
UAW Local 738 (Baltimore) (LMP Union Code 106)
UAW Local 766 (Space Systems-Denver)(LMP Union Code 105)
UAW Local 788 (Missiles & Fire Control-Orlando) (LMP Union Code 107)
IUE Local 444 (Mitchel Field, N.Y.) (LMP Union Code 123)
UAW Local 856 (MS2-Akron) (LMP Union Code 100)
Little Rock Association of Instructors, Technicians and Support Personnel (LMP Union Code 151)
IUE Local 444A (Mitchel Field, N.Y.) (LMP Union Code 072)
SPFPA Local No. 265 (Space Systems-Denver) (LMP Union Code 106)
IBEW Local 220 (Missiles & Fire Control-Dallas) (LMP Union Code 053)
IAM District Lodge 112, Local Lodge 2917 (LM Readiness & Stability Operations—Ft. Stewart/Hunter Army Airfield Transportation Pool) (LMP Union Code 162)
UAW Local 1921 (Michoud) (LMP Union Code 104)
IAM District Lodge 160 (LMP Union Code 013)
IAM District Lodge 77 (LMP Union Code 020)
IAM District 776, Local Lodge 2916 (LMP Code 187) (Corpus Christi, TX)

Lowcountry Contract Instructor Pilot Association, F35 Program, Flight Simulation Instruction, MCAS Beaufort, South Carolina (LMP Union Code 199)
Emerald Coast Lightning Instructor Pilot Squadron at Eglin (ECLIPSE) Association (LMP Union Code 201)
IAM District Lodge 2296 (LMP Union Code 202) (Effective March 4, 2019)
IAM District Lodge 711 (LMP Union Code 204) (Effective March 4, 2019)
IAM District Lodge 73 (LMP Union Code 207) (Effective March 11, 2019)
IAM Local Lodge 519 (LMP Union Code 208) (Effective April 24, 2019)
Local Lodge 47 (LMP Union Code 206) (Effective April 12, 2019)
IAM Local Lodge 623 (LMP Union Code 205) (Effective May 30, 2019)
IAM District Lodge 725 (LMP Union Code 203) (Effective May 21, 2019)
IAM Local 2947 (LMP Union Code 213) (Effective September 27, 2019)

APPENDIX 2-B
AE UNITS
The following collective bargaining units which participate in the Plan have adopted an automatic enrollment feature, effective for Eligible Employees who become eligible for the Plan by virtue of hire, re-hire, transfer, or recall on or after the applicable AE Effective Date for the unit.

Bargaining Unit	AE Effective Date
Eligible Employees at Lockheed Martin Mission Systems and Training in Mitchel Field, N.Y represented by IUE Locals 444 and 444A	January 1, 2009
Eligible Employees at Lockheed Martin Missions Systems and Training in Moorestown, NJ represented by IFPTE Local 241	October 16, 2014